Exhibit 10.11

COMMON STOCK PURCHASE AGREEMENT

This COMMON STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of April 20, 2015, is made by and among CELSIUS HOLDINGS, INC., a Nevada corporation (the “Company”) and the parties named on Schedule 1.2 hereto (each, a “Purchaser” and collectively, the “Purchasers”).

RECITALS

WHEREAS, the Company wishes to sell to the Purchasers, and the Purchasers wish to purchase from the Company an aggregate of up to 12,921,348 newly issued shares (the “Shares”) of the Company’s Common Stock, par value $0,001 per share (the “Common Stock”), having the rights, powers, restrictions and limitations set forth in the Company’s Articles of Incorporation, as amended, and as provided by the Nevada Corporations Code (Title 7, Chapter 78 of the Nevada Revised Statutes), all on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy are hereby acknowledged, the Company and the Purchasers agree as follows:

ARTICLE I

CONSIDERATION

1.1          Sale of Shares. Subject to the terms and conditions set forth in this Agreement, at Closing (as hereinafter defined), the Company shall sell the Shares to the Purchasers and the Purchasers shall, severally and not jointly, purchase and acquire the Shares from the Company, for an aggregate purchase price of Eleven Million Five Hundred Thousand Dollars ($11,500,000.00), or $0.89 per Share (the “Purchase Price”).

1.2          Payment of the Purchase Price. The Purchase Price shall be payable in full at Closing by wire transfer in immediately available funds to such bank account as may be designated by the Company. Contemporaneously with the Purchasers’ payment of the aggregate Purchase Price, the Company will issue certificates to the Purchasers evidencing the Shares registered in the Purchasers’ names and in the amounts set forth on Schedule 1.2 hereto.

1.3          Closing. The closing of the sale and purchase of the Shares contemplated by this Agreement (the “Closing”) shall take place contemporaneously with the execution of this Agreement. The date and time of the Closing shall be referred herein as the “Closing Date.” In the event that any of the shares of Common Stock authorized for sale hereunder are not sold on the Closing Date because the signature pages or funds from any of the proposed Purchasers are not received by the Company by the Closing Date, the Company may sell such remaining shares of Common Stock to such proposed purchasers at an additional closing (“Additional Closing”) within fifteen (15) days after the Closing (or within such longer period as may be approved by the Company). At any such Additional Closing, the Purchaser participating in such Additional Closing shall deliver a counterpart signature page hereto and to the Investors’ Rights Agreement, and shall wire the funds for the payment of the shares of Common Stock being purchased by such Purchaser at the Additional Closing, and the Company shall promptly deliver a share certificate for such shares of Common Stock. Any such Purchaser at an Additional Closing shall be deemed a Purchaser for all purposes hereunder.

1.4          Closing Deliveries by the Company. The obligations of each Purchaser to purchase Shares at the Closing are subject to the fulfillment, on or before the Closing, of each of the following conditions unless otherwise waived:

(a)          The representations and warranties of the Company contained in Section 2.1 shall be true and correct in all respects as of the Closing.

(b)          The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company on or before the Closing.

(c)          The President of the Company shall deliver to the Purchasers at the Closing a certificate certifying that the conditions specified in Subsections 1.4(a) and 1.4(b) have been fulfilled.

(d)          As of the Closing, the authorized size of the Board of Directors shall be seven (7), and the Board of Directors shall be comprised of the five (5) current directors and two (2) designees of the Purchasers (the “Purchaser Designees”), who shall initially be Tim Leissner and one designee of Horizons (as defined in the Investors’ Rights Agreement), and shall be subject to further modification in accordance with the Investors’ Rights Agreement. The Company shall have executed and delivered an Indemnification Agreement in the form attached hereto as Exhibit A to each Purchaser Designee.

(e)          The Company shall deliver certificates evidencing the Shares purchased by each Purchaser, registered in their respective names.

(f)           The Company, each other Purchaser and the other shareholders of the Company named as parties thereto shall have executed the Investors’ Rights Agreement in the form of Exhibit B hereto (the “Investors’ Rights Agreement”).

(g)          The Company shall deliver copies of all material consents, authorizations, filings, licenses, approvals, and notice required or otherwise reasonably requested by the Purchasers in connection with the execution, delivery and performance by the Company, or the validity and enforceability of, this Agreement and all the Other Agreements (as hereinafter defined) to which each Purchaser is a party.

(h)          The secretary of the Company shall deliver to each Purchaser a certificate certifying the Articles of Incorporation and bylaws of the Company, the resolutions adopted by the directors and shareholders of the Company in connection with this Agreement and the transactions contemplated hereby, and the incumbency of certain officers of the Company in the form of Exhibit C hereto.

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(i)          The Company shall deliver to each Purchaser copies of certificates issued by the appropriate governmental authorities evidencing the good standing of the Company as of a date not more than three (3) days prior to the Closing Date as a corporation organized under the laws of the State of Nevada.

(j)          The Company shall deliver to each Purchaser copies of certificates issued by the appropriate governmental authorities evidencing the good standing of each Subsidiary (as hereinafter defined) as of a date not more than three (3) days prior to the Closing Date as a corporation organized under the laws of their respective jurisdictions of incorporation.

(k)          The Company shall have filed a Certificate of Designation with respect to the shares of Preferred Stock being issued upon conversion of the LOC Note (as defined below) as contemplated by Section 1.4(q)(i) with the Secretary of State of the State of Nevada and shall be in full force and effect..

(1)         The Purchasers shall have received from Gutierrez Bergman Boulris PLLC, counsel for the Company, an opinion, dated as of the Closing, in substantially the form of Exhibit D attached to this Agreement.

(m)         The Company shall deliver to each Purchaser such other documents as may be necessary to effect the consummation of the transactions contemplated by this Agreement.

(n)          The Purchasers shall have completed their legal, financial, management, technical, intellectual properties, business operation, permits and regulatory compliance and business due diligence investigation of the Company to their satisfaction.

(o)          The Company shall have entered into a summary of terms outlining the material terms of a proposed joint venture in a form acceptable to the Purchasers (the “JV”).

(p)          Any existing registration rights, other than registration rights in favor of CD Financial, LLC (“CD Financial”) or its Affiliates pursuant to the Investors’ Rights Agreement, shall have been terminated.

(q)          The consummation of the following contemporaneous financial transactions:

(i)          Contemporaneously with and/or prior to Closing, the principal balance of the Company’s current line of credit note (“LOC Note”) as of April 16, 2015 in the amount of $8,800,000, payable to CD Financial, LLC (“CD Financial”), will be reduced by $4,000,000. In addition, at Closing, the maturity date of the LOC Note shall be extended to January 2, 2020 and the borrowing cap thereunder shall be reduced to $4,500,000. All other terms of the LOC Note will remain unchanged. The $4,000,000 principal reduction will be converted at Closing by CD Financial into a new series of preferred stock of the Company, designated as Series D Preferred Stock with terms comparable to the other outstanding series of preferred stock held by CD Financial and reasonably satisfactory the Purchasers. The Series D Preferred Stock will bear a cash dividend of 5% per annum, payable quarterly, and will be convertible, at the holder’s option, into shares of Common Stock at a conversion rate of $0.86 per share (subject to customary anti-dilution adjustments), through January 2, 2020 or through such earlier date as the LOC Note is repaid in full, if CD Financial elects not to exercise its conversion rights thereunder.

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(ii)         The current $1.5 million convertible note (the “CDS Note”) payable by the Company to CDS Ventures of South Florida, LLC (“CDS Ventures”), will be purchased at Closing by certain of the Purchasers from CDS Ventures for $4,450,000 and thereupon, converted in full into shares of Common Stock of the Company in accordance with its terms.

1.5          Closing Deliveries by the Purchasers. The obligations of the Company to sell the Shares and consummate the transactions contemplated hereby at the Closing are subject to the fulfillment, on or before the Closing, of each of the following conditions unless otherwise waived by the Company (and by CD Financial and CDS Ventures in the case of Section 1.5(g)):

(a)          The representations and warranties of the Purchasers contained in Section 2.2 shall be true and correct in all respects as of the Closing.

(b)          Each Purchaser shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by such Purchaser Company on or before the Closing.

(c)          the Purchasers shall deliver or cause to be delivered to the Company the aggregate Purchase Price, as provided in Section 1.2;

(d)          the Purchasers shall deliver or cause to be delivered to the Company the Investors’ Rights Agreement, duly executed by the Purchasers;

(e)          the Purchasers shall deliver or cause to be delivered to the Company copies of all consents, authorizations, filings, licenses, approvals, and further assurances, if any, required or otherwise reasonably requested by the Company in connection with the execution, delivery and performance by the Purchasers or the validity and enforceability of, this Agreement and all Other Agreements to which the Purchasers are parties;

(f)           the transactions contemplated by Section 1.4(q) shall be consummated concurrently with the Closing; and

(g)          the Purchasers shall deliver or cause to be delivered to the Company such other documents as may be necessary to effect the consummation of the transactions contemplated by this Agreement.

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ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE PARTIES

2.1          Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Purchasers:

(a)          Organization, Good Standing and Qualification.

(i)          The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Nevada, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify could be reasonably expected to result in a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property, prospects or results of operations of the Company and the Subsidiaries (as hereinafter defined), taken as a whole (a “Material Adverse Effect”).

(ii)         The subsidiaries of the Company and their respective jurisdictions of incorporation are set forth on Schedule 2.1(c) attached hereto (collectively, the “Subsidiaries” and individually, a “Subsidiary”). Each Subsidiary is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. Each Subsidiary is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify could be reasonably expected to result in a Material Adverse Effect.

(b)          Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement, and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company, the other agreements contemplated hereby (the “Other Agreements”) and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company. This Agreement and each of the Other Agreements has been duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms. The Company is not in violation of any of the provisions of its Articles of Incorporation or bylaws.

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(c)          Capitalization; Subsidiaries.

(i)          As of the date of this Agreement, the authorized capital stock of the Company consists of (i) 75,000,000 shares of Common Stock and (ii) 2,500,000 shares of preferred stock, par value $0,001 per share (the “Preferred Stock”). The issued and outstanding capital stock of the Company as of the date hereof is set forth on Schedule 2.1(c)(i) hereto. Except as set forth on Schedule 2.1(c)(i), no shares of capital stock of the Company are entitled to preemptive or similar rights, nor is any holder of capital stock of the Company entitled to statutory preemptive or similar rights arising out of any agreement or understanding with the Company. Except for (A) the securities described on Schedule 2.1 (c)(i); (B) the rights provided for in the Investors’ Rights Agreement; and (C) the securities and rights, privileges and preferences of the Company’s Preferred Stock stated in the Company’s Articles of Incorporation and as provided by the Nevada Corporations Code, there are no outstanding options, warrants, rights (including conversion and rights of first refusal and similar rights) to subscribe to, calls, or commitments of any character whatsoever relating to securities, rights or obligations convertible into or exchangeable for, or giving any individual, corporation, partnership, trust, limited liability company, association or other entity (any of the foregoing, a “Person”) any right to subscribe for or acquire any shares of capital stock of the Company, or contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company, or securities or rights convertible or exchangeable into shares of capital stock of the Company.

(ii)         All issued and outstanding shares of the Company’s Common Stock and Preferred Stock (i) have been duly authorized and validly issued and are fully paid and nonassessable, and (ii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities.

(iii)        The Company is the sole shareholder of each Subsidiary. There are no outstanding options, warrants, rights (including conversion and rights of first refusal and similar rights) to subscribe to, calls, or commitments of any character whatsoever relating to securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire any shares of capital stock of each Subsidiary, or contracts, commitments, understandings, or arrangements by which each Subsidiary is or may become bound to issue additional shares of capital stock of each Subsidiary, or securities or rights convertible or exchangeable into shares of capital stock of each Subsidiary.

(iv)        No shares of Series A Preferred Stock or Series B Preferred Stock are outstanding and there are no special rights, preferences or privileges attached to any of the shares of common stock issued upon conversion of such Series A Preferred Stock and Series B Preferred Stock, including without limitation any contractual rights, registration rights, affirmative or negative covenants or protective provisions, except as listed on Schedule 2.1(c)(iv).

(v)         All agreements related to the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock and any convertible securities, including convertible notes (other than options granted pursuant to their standard form option agreement) are listed on Schedule 2.1(c) (v) of the Disclosure Schedule.

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(d)          Issuance of the Securities. The Shares are duly authorized, and when issued and paid for in accordance with the terms hereof, shall be duly and validly issued, fully paid and nonassessable, and free and clear of all liens, encumbrances and rights of first refusal of any kind (collectively, “Liens”). Based in part upon the representations of the Purchasers set forth in Section 2.2(b) of this Agreement, the Shares will be issued in compliance with all applicable federal and state securities laws.

(e)          No Conflicts. The execution, delivery and performance of this Agreement and the Other Agreements by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s Articles of Incorporation or bylaws (each as amended through the date hereof); (ii) conflict with, or constitute a default (or an event which with notice or lapse of time, or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time, or both) of, any agreement, credit facility, indenture or instrument (evidencing an the Company debt or otherwise) to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected; or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or any Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or any Subsidiary is bound or affected, except in the case of each of clauses (ii) and (iii), as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The business of the Company and the Subsidiaries is conducted in compliance in all material respects with all laws, ordinances or regulations of any governmental authority.

(f)          Filings. Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other U.S. or foreign federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by the Company of this Agreement and the Other Agreements, other than filings which may be required under federal and state securities laws.

(g)          Litigation; Proceedings. There is no action, suit, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its properties (including for these purposes the Subsidiaries) before or by any court, governmental or administrative agency, or regulatory authority (U.S. federal, state, county, local or foreign), nor is the Company aware of any reasonable basis therefore. Neither the Company nor, to the Company’s knowledge, any of its officers, directors or any of its employees is a party or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality (in the case of officers, directors or employees, such as would affect the Company). There is no action, suit, proceeding or investigation by the Company or any Subsidiary pending or which the Company or any Subsidiary intends to initiate. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened in writing (or any basis therefor known to the Company) involving the prior employment of any of the Company’s employees, their services provided in connection with the Company’s business, any information or techniques allegedly proprietary to any of their former employers or their obligations under any agreements with prior employers.

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(h)          No Default or Violation. Neither the Company nor any Subsidiary (i) is in material default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a material default), nor has the Company or any Subsidiary received written notice of a claim that it is in material default under or is in material violation of any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound, (ii) is not in violation in any material respect of any order of any court, arbitrator or governmental body, or (iii) is not in violation in any material respect of any statute, rule or regulation of any governmental authority.

(f)           Brokers Fees. No fees or commissions will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, or bank with respect to the transactions contemplated by this Agreement.

(j)           Intellectual Property.

(i)          Each of the Company and the Subsidiaries owns or possesses sufficient legal rights to its respective Intellectual Property (as defined below) necessary for its business as now conducted and as presently proposed to be conducted. To the Company’s knowledge, no product or service marketed or sold (or proposed to be marketed or sold) by the Company or the Subsidiaries violates or will violate any license or infringes or will infringe any intellectual property rights of any other party. Other than with respect to commercially available software products under standard end-user object code license agreements, there are no outstanding options, licenses, agreements, claims, encumbrances or shared ownership interests of any kind relating to the Intellectual Property, nor is the Company or the Subsidiaries bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other Person. Neither the Company nor any Subsidiary has received any communications alleging that the Company or any Subsidiary, as the case may be, has violated, or by conducting its business, would violate any of the patents, trademarks, service marks, trade names, copyrights, trade secrets, mask works or other proprietary rights or processes of any other Person. Each of the Company and the Subsidiaries has obtained and possesses valid licenses to use all of the software programs present on the computers and other software-enabled electronic devices that it owns or leases or that it has otherwise provided to its employees for their use in connection with its business. To the Company’s knowledge, it will not be necessary to use any inventions of any of its employees or consultants (or Persons it currently intends to hire) made prior to their employment by the Company or the Subsidiaries. Each employee and consultant has assigned to the Company or the Subsidiaries, as the case may be, all intellectual property rights he or she owns that are related to the Company’s or each Subsidiary’s business as now conducted and as presently proposed to be conducted. Neither the Company nor any Subsidiary has embedded any open source, copyleft or community source code in any of its products generally available or in development. For purposes of this Agreement, “Intellectual Property” means all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, trade secrets, domain names, mask works, information and proprietary rights and processes, similar or other intellectual property rights, subject matter of any of the foregoing, tangible embodiments of any of the foregoing, licenses in, to and under any of the foregoing, and any and all such cases that are owned or used by the Company or the Subsidiary in the conduct of its respective businesses as now conducted and as presently proposed to be conducted.

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(ii)         All material licenses or other agreements under which the Company or any Subsidiary is granted Intellectual Property (excluding licenses to use software utilized in the Company’s or such Subsidiary’s internal operations and which is generally commercially available) are in full force and effect and, to the Company’s knowledge, there is no material default by any party thereto. The Company has no reason to believe that the licensors under such licenses and other agreements do not have and did not have all requisite power and authority to grant the rights to the Intellectual Property purported to be granted thereby.

(iii)        All licenses or other agreements under which the Company or any Subsidiary has granted rights to Intellectual Property to others (including all end-user agreements) are in full force and effect, there has been no material default by the Company or any Subsidiary thereunder and, to the Company’s knowledge, there is no material default of any provision thereof relating to Intellectual Property by any other party thereto.

(iv)        Each of the Company and the Subsidiaries has taken all steps required in accordance with commercially reasonable business practice to establish and preserve their ownership in their owned Intellectual Property and to keep confidential all material technical information developed by or belonging to the Company or such Company which has not been patented or copyrighted.

(k)          Regulatory Permits. Each of the Company and the Subsidiaries possesses all certificates, authorizations and permits issued by the appropriate U.S. federal, state or foreign regulatory authorities materially necessary to conduct its business (“Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Permit.

(l)          Title. Neither the Company nor any Subsidiary owns any real property. Each of the Company and the Subsidiaries has good and marketable title to all personal property owned by each of them that is material to its respective business, in each case free and clear of all Liens, except for Liens that do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or the Subsidiaries. Any real property and facilities held under lease by the Company and the Subsidiaries is held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or the Subsidiaries, as the case may be.

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(m)         Agreement Actions.

(i)          Except for the Other Agreements and the employment agreements set forth on Schedule 2.1(m)(i) (the “Employment Agreements”), there are no agreements, understandings, instruments, contracts or proposed transactions to which the Company or any Subsidiary is a party or by which any of them is bound that involve (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $50,000; (ii) the license of any patent, copyright, trademark, trade secret or other proprietary right to or from the Company or any Subsidiary; (iii) the grant of rights to manufacture, produce, license, market, or sell its products to any other Person that limit the Company’s or any Subsidiary’s exclusive right to develop, manufacture, distribute, market or sell its products; or (iv) indemnification by the Company or any Subsidiary with respect to infringements of proprietary rights.

(ii)         Except as set forth on Schedule 2.1(m)(ii), the Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of $20,000 or in excess of $50,000 in the aggregate, (iii) made any loans or advances to any Person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business. Neither the Company nor any Subsidiary is a guarantor or indemnitor of any indebtedness of any other Person.

(iii)        A true, complete and accurate list of all agreements or other arrangements with sales representatives, distributors, or other third parties selling the Company’s products, including the territories covered by such arrangements is attached as Schedule 2.1(m)(iii) to the Disclosure Schedule, and such Schedule 2.1(m)(iii) includes any exclusive rights granted to any party.

(n)          Certain Transactions.

(i)          Other than (i) standard employee benefits generally made available to all employees, (ii) standard director and officer indemnification agreements approved by the Board of Directors, (iii) this Agreement and the Other Agreements, (iv) the Employment Agreements and (v) as described in the notes to the Financial Statements (as hereinafter defined) or as set forth on Schedule 2.1(n)(i), there are no agreements, understandings or between Company and any of its officers, directors, any members of their immediate families, or any Affiliate of the foregoing. For purposed of this Agreement “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.

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(ii)         Except as set forth on Schedule 2.1(n)(i), the Company is not indebted, directly or indirectly, to any of its directors, officers or employees or any members of their immediate families, or any Affiliate of the foregoing, other than in connection with expenses or advances of expenses incurred in the ordinary course of business or employee relocation expenses and for other customary employee benefits made generally available to all employees. None of the Company’s directors, officers or employees, or any members of their immediate families, or any Affiliate of the foregoing are, directly or indirectly, indebted to the Company or have any (i) material commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationship with any of the Company’s customers, suppliers, service providers, joint venture partners, licensees and competitors, (ii) direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company except that directors, officers, employees or shareholders of the Company may own stock in (but not exceeding two percent (2%) of the outstanding capital stock of) publicly traded companies that may compete with the Company; or (iii) financial interest in any contract with the Company.

(o)          Rights of Registration, Voting Rights and Other Special Rights. Except as provided in the Investors’ Rights Agreement or as set forth on Schedule 2.1(o), the Company is not under any obligation to register under the Securities Act of 1933, as amended (the “Securities Act’) any of its currently outstanding securities or any securities issuable upon exercise or conversion of its currently outstanding securities. Except as provided in the Investors’ Rights Agreement or as set forth on Schedule 2.1(o), no shareholder of the Company has entered into any agreements with respect to the voting of capital shares of the Company or any other agreement that provides such shareholder protective provisions, special approval rights, negative covenants over the operations of the Company or that otherwise places restrictions on the Company’s business.

(p)          Financial Statements. The Company has delivered to the Purchasers its unaudited consolidated financial statements (consisting of consolidated unaudited balance sheets, consolidated unaudited statements of operations and consolidated unaudited statements of changes in stockholders’ deficit as of and for the years ended December 31, 2013 and 2014 (collectively, the “Financial Statements”). For purposes hereof, December 31, 2014 shall be referred to as of the “Financial Statement Date”. The Financial Statements fairly present in all material respects the consolidated financial condition and consolidated operating results of the Company and Subsidiaries as of the dates, and for the periods, indicated therein. Except as set forth in the Financial Statements, neither the Company nor the Subsidiaries has any material liabilities or obligations, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to the Financial Statement Date; (ii) obligations under contracts and commitments incurred in the ordinary course of business.

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(q)          Changes.  Except as contemplated hereby, since the Financial Statement Date there has not been:

(i)          any material change in the assets, liabilities, financial condition or operating results of the Company (on a consolidated basis) from that reflected in the Financial Statements, except changes in the ordinary course of business;

(ii)         any damage, destruction or loss, whether or not covered by insurance, that would have a Material Adverse Effect;

(iii)        any waiver or compromise by the Company or any Subsidiary of a valuable right or of a material debt owed to it;

(iv)        any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company or any Subsidiary, except in the ordinary course of business and the satisfaction or discharge of which would not have a Material Adverse Effect;

(v)         any material change to a material contract or agreement by which the Company or any of its assets is bound or subject;

(vi)        any material change in any compensation arrangement or agreement with any employee, officer, director or shareholder;

(vii)       any mortgage, pledge, transfer of a security interest in, or lien, created by the Company or any Subsidiary, with respect to any of their respective material properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and do not materially impair the Company’s or Subsidiary’s ownership or use of such property or assets;

(viii)      any loans or guarantees made by the Company or any Subsidiary to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

(ix)         any declaration, setting aside or payment or other distribution in respect of any of the Company’s capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Company;

(x)          any sale, assignment or transfer of any material Intellectual Property;

(xi)         any receipt of notice from any supplier, distributor or customer of the Company that the Company is in breach of any agreement or that such supplier, distributor or customer of the company is canceling, materially reducing or otherwise terminating its business with the Company or that it intends to cancel, reduce or otherwise terminate its relationship with the Company;

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(xii)        any receipt of notice that there has been a loss of, or material order cancellation by, any major customer of the Company;

(xiii)       to the Company’s knowledge, any other event or condition of any character, other than events affecting the economy or the Company’s or any Subsidiary’s industry generally, that could reasonably be expected to result in a Material Adverse Effect; or

(xiv)      any arrangement or commitment by the Company or any Subsidiary to do any of the things described in this Section 2.1(q).

(r)          Employee Agreements. Each current and former employee of the Company listed on Schedule 2.1(r), consultant and officer of the Company has executed an agreement with the Company regarding confidentiality and proprietary information substantially in the form or forms delivered to the counsel for the Purchaser (the “Confidential Information Agreements”). No current or former employee has excluded works or inventions from his or her assignment of inventions pursuant to such employee’s Confidential Information Agreement.

(s)          Foreign Corrupt Practices. Neither the Company nor any Subsidiary nor any of the Company’s directors, officers, employees or agents have, directly or indirectly, made, offered, promised or authorized any payment or gift of any money or anything of value to or for the benefit of any “foreign official” (as such term is defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”)), foreign political party or official thereof or candidate for foreign political office for the purpose of (i) influencing any official act or decision of such official, party or candidate, (ii) inducing such official, party or candidate to use his, her or its influence to affect any act or decision of a foreign governmental authority, or (iii) securing any improper advantage, in the case of (i), (ii) and (iii) above in order to assist the Company or any of its affiliates in obtaining or retaining business for or with, or directing business to, any person. Neither the Company nor any of its directors, officers, employees or agents have made or authorized any bribe, rebate, payoff, influence payment, kickback or other unlawful payment of funds or received or retained any funds in violation of any law, rule or regulation. The Company further represents that it has maintained, and has caused each of its Subsidiaries and affiliates to maintain, systems of internal controls (including, but not limited to, accounting systems, purchasing systems and billing systems) to ensure compliance with the FCPA or any other applicable anti-bribery or anti-corruption law. Neither the Company, or, to the Company’s knowledge, any of its officers, directors or employees are the subject of any allegation, voluntary disclosure, investigation, prosecution or other enforcement action related to the FCPA or any other anti-corruption law.

(t)          Key Employees. The Company has no knowledge of any fact or circumstance (including, without limitation, (i) the terms of any agreement to which such person is a party or any litigation in which such person is or may become involved and (ii) any illness or medical condition that could reasonably be expected to result in the disability or incapacity of such person) that would limit or prevent any “executive officers” (as defined in Rule 501(f) of the Securities Act) of the Company (each, a “Key Employee”) from serving in such capacity on a full-time basis in the reasonably foreseeable future, or of any intention on the part of any such person to limit or terminate his or her employment with the Company or any Subsidiary. No Key Employee has borrowed money pursuant to a currently outstanding loan that is secured by Common Stock or any right or option to receive Common Stock.

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(u)          Environment. Neither the Company nor any Subsidiary has any liabilities under any Environmental Law, nor, to the Company’s knowledge, do any factors exist that are reasonably likely to give rise to any such liability, materially affecting any of the properties owned or leased by the Company or any Subsidiary. Neither the Company nor any Subsidiary has violated in any material respect any Environmental Law applicable to it now or previously in effect. For purposes of this Agreement, “Environmental Law” means any federal, state, provincial, local or foreign law, statute, code or ordinance, principle of common law, rule or regulation, as well as any permit, order, decree, judgment or injunction issued, promulgated, approved or entered thereunder, relating to pollution or the protection, cleanup or restoration of the environment or natural resources, or to the public health or safety, or otherwise governing the generation, use, handling, collection, treatment, storage, transportation, recovery, recycling, discharge or disposal of hazardous materials.

(v)         Taxes. Each of the Company and Subsidiaries has prepared in good faith and duly and timely filed all tax returns required to be filed by it and such returns are complete and accurate in all material respects, except for tax returns that would not reasonably be expected to have a Material Adverse Effect; and each of the Company and Subsidiaries has paid all taxes required to have been paid by it, except for taxes which it reasonably disputes in good faith or the failure of which to pay has not had or would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary has any liability with respect to taxes that accrued on or before the date of the most recent balance sheet of the Company in excess of the amounts accrued with respect thereto that are reflected on such balance sheet

(w)          Corporate Documents. The Articles of Incorporation and bylaws of the Company and each Subsidiary are in the forms provided to the Purchaser. The copy of the minute books of the Company and each Subsidiary provided to the Purchaser contains minutes of all meetings of directors and shareholders and all actions by written consent without a meeting by the directors and shareholders since the date of incorporation and accurately reflects in all material respects all actions by the directors (and any committee of directors) and shareholders with respect to all transactions referred to in such minutes.

(x)          Data Privacy. In connection with its collection, storage, transfer (including, without limitation, any transfer across national borders) and/or use of any personally identifiable information from any individuals, including, without limitation, any customers, prospective customers, employees and/or other third parties (collectively “Personal Information”), the Company is and has been, to the Company’s knowledge, in compliance with all applicable laws in all relevant jurisdictions, the Company’s privacy policies and the requirements of any contract or codes of conduct to which the Company is a party. The Company has commercially reasonable physical, technical, organizational and administrative security measures and policies in place to protect all Personal Information collected by it or on its behalf from and against unauthorized access, use and/or disclosure. The Company is and has been in compliance in all material respects with all laws relating to data loss, theft and breach of security notification obligations.

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(y)          No “Bad Actor” Disqualification. The Company has exercised reasonable care to determine whether any Company Covered Person (as defined below) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(l)(i) through (viii), as modified by Rules 506(d)(2) and (d)(3), under the Securities Act (such disqualifications, the “Disqualification Events”). To the Company’s knowledge, no Company Covered Person is subject to a Disqualification Event. The Company has complied, to the extent required, with any disclosure obligations under Rule 506(e) under the Securities Act. For purposes of this Agreement, “Company Covered Persons” are those persons specified in Rule 506(d)(1) under the Securities Act; provided, however, that Company Covered Persons do not include (a) any Purchaser, (b) any person or entity that is deemed to be an affiliated issuer of the Company solely as a result of the relationship between the Company and any Purchaser (c) any director of the Company that has been designated by any Purchaser.

(z)          Disclosure. No representation or warranty of the Company contained in this Agreement, as qualified by the Disclosure Schedule, and no certificate furnished or to be furnished to Purchasers at the Closing contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

2.2          Representations and Warranties of the Purchasers. Each Purchaser, for himself, herself or itself and not for any other Purchaser, hereby represents and warrants to the Company as follows:

(a)          Authorization; Enforcement. The Purchaser has all necessary power and authority (corporate or otherwise) to execute and deliver this Agreement and to carry out its provisions. All action on the Purchaser’s part required for the lawful execution and delivery of this Agreement has been taken. Upon its execution and delivery, this Agreement will be a valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights; and (b) as limited by general principles of equity that restrict the availability of equitable remedies.

(b)          Investment Representations and Covenants of the Purchasers. Each Purchaser, for himself, herself or itself and not for any other Purchaser, represents and warrants to and covenants with the Company as follows:

(i)          Investment Intent. The Purchaser is acquiring the Shares for the Purchaser’s own account. The Purchaser is acquiring the Shares for investment purposes only and not with a view to or for distributing or reselling the Shares or any part thereof or interest therein in violation of securities laws, however, each Purchaser has the right at all times to sell or otherwise dispose of all or any part of the Shares pursuant to an effective registration statement under the Securities Act and in compliance with applicable state securities laws or under an exemption from such registration.

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(ii)         Status. The Purchaser is an “accredited investor” as defined in Rule 501(a) under the Securities Act.

(iii)        Experience of the Purchaser. The Purchaser has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment.

(iv)        Ability of the Purchaser to Bear Risk of Investment. The Purchaser is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

(v)         Access to Information. The Purchaser acknowledges that it has been afforded (i) the opportunity to ask such questions as Purchaser has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the issuance of the Shares and the merits and risks of investing in the Shares; (ii) access to publicly available information about the Company and the Company’s financial condition, results of operations, business, properties, management and prospects sufficient to enable the Purchaser to evaluate the investment; and (iii) the opportunity to obtain such additional publicly available information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment and to verify the accuracy and completeness of the information contained herein.

(vi)        Reliance. The Purchaser understands and acknowledges that (i) the Shares are being issued to the Purchaser without registration under the Securities Act and applicable state securities laws in a private placement that is exempt from the registration provisions of the Securities Act and applicable state securities laws; and (ii) the availability of such exemption depends in part on, and the Company will rely upon the accuracy and truthfulness of, the foregoing Purchaser representations and the Purchaser hereby consents to such reliance.

(c)          Legends. The Purchaser understands that the certificates evidencing the Shares will bear the following or similar legends for as long as required by the Securities Act and applicable state securities laws:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

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THE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR THE SECURITIES LAWS OF ANY STATE AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THE OFFER AND SALE OF THE SHARES OR THE ACCURACY OR ADEQUACY OF THIS AGREEMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.”

(d)          Foreign Investors. If the Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), the Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Shares. The Purchaser’s subscription and payment for and continued beneficial ownership of the Shares will not violate in any material respect any applicable securities or other laws of the Purchaser’s jurisdiction.

(e)          No “Bad Actor” Disqualification. Each Purchaser severally and not jointly, represents and warrants to the Company that neither (i) such Purchaser, nor (ii) any person or entity that is a beneficial owner of such Purchaser’s securities for purposes of Rule 506(d) under the Securities Act, is subject to any Disqualification Event, except for Disqualification Events both (x) covered by Rule 506(d)(2)(i), (ii) or (iii) or (d)(3) under the Securities Act and (y) disclosed in writing in reasonable detail to the Company.

ARTICLE III

OTHER AGREEMENTS OF THE PARTIES

3.1          Transfer Restrictions.

(a)          The Shares may only be disposed of pursuant to an effective registration statement under the Securities Act and applicable state securities laws, or pursuant to an available exemption from or in a transaction not subject to the registration requirements of the Securities Act and applicable state securities laws. In connection with any transfer of the Securities other than pursuant to an effective registration statement, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred securities under the Securities Act and applicable state securities laws, provided that no such opinion shall be required for any transfer of Shares to an Affiliate (as defined in the Investor Rights Agreement).

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(b)          Purchasers agree to the imprinting, so long as is required under the Securities Act and the rules and regulations thereunder, of an appropriate restrictive legend on the certificates evidencing the Shares.

3.2          Joint Venture. After Closing, the parties will use their reasonable best efforts to consummate as promptly as reasonably practicable the proposed JV.

3.3          Post-Closing Covenants.

(a)          Within ninety (90) days following the Closing Date or within such longer period as may be approved by the Board, including the approval of at least one of the Investor Directors (as defined in the Investors’ Rights Agreement), the Company will review with the Board of Directors, including at least one of the Investors Director (as defined in the Investors’ Rights Agreement), the trademarks held by it and each Subsidiary and ensure that each trademark is assigned to the appropriate legal entity as well as attend to any other clean-up matters as may be reasonably requested by the Board of Directors, including the Investor Director.

(b)          Within one hundred eighty (180) days following the Closing Date or within such longer period as may be approved by the Board, including the approval of at least one of the Investor Directors, The Company shall complete the audit of its financial statements for the years ended December 31, 2013 and 2014 with an audit firm acceptable to the Board, including at least one of the Investor Directors.

ARTICLE IV

INDEMNIFICATION

4.1          Survival. The representations and warranties of the Company and the Purchasers contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and Closing for a period of three (3) years.

4.2          Indemnity by the Company. The Company shall indemnify the Purchasers and hold the Purchasers and their respective members, managers, directors, officers, employees and agents (collectively, the “Purchaser Parties”) harmless against and in respect of any and all damages, losses, diminution in value claims, penalties, liabilities, costs and expenses (including, without limitation, all fines, interest, reasonable and actual legal fees and expenses and amounts paid in settlement), that arise from or relate or are attributable to (and without giving effect to any tax benefit to the indemnified party) (a) any misrepresentation by the Company or breach of any representation or warranty by the Company in this Agreement; or (b) any breach of any covenant or agreement on the part of the Company in this Agreement or the Investor Rights Agreement. Notwithstanding anything in this Agreement to the contrary, in no event shall the Company be liable for any punitive, consequential or special damages of any kind or nature arising from this Agreement, regardless of the form of action through which such damages are sought including any claim for indemnity under this Section 4.2.

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4.3          Notice to Indemnitor; Right of Parties to Defend. Promptly after the assertion of any claim by a third party or occurrence of any event which may give rise to a claim for indemnification from an indemnifying party (the “Indemnitor”) under this Article IV, an indemnified party (the “Indemnitee”) shall notify the Indemnitor in writing of such claim. The Indemnitor shall have the right to assume the control and defense of any such action (including, but without limitation, tax audits), provided that the Indemnitee may participate in the defense of such action subject to the Indemnitor’s reasonable direction and at Indemnitee’s sole cost and expense. The party contesting any such claim shall be furnished all reasonable assistance in connection therewith by the other party and be given full access to all information relevant thereto. In no event shall any such claim be settled without the Indemnitor’s consent.

ARTICLE V

MISCELLANEOUS

5.1          Fees and Expenses. Each party to this Agreement shall pay the fees and expenses of its or its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiations, preparation, execution, delivery and performance of this Agreement; provided, however, that the Company shall pay the Purchasers’ counsel fees incurred in connection with this Agreement in an amount not to exceed Twenty Thousand Dollars ($20,000.00) in the aggregate.

5.2          Entire Agreement; Amendments. This Agreement, together with the Other Agreements and the exhibits and schedules hereto and thereto, contains the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.3          Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (c) five (5) days after having been sent by certified mail, return receipt requested, postage prepaid; or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the parties at the address as set forth on the signature page hereof or at such other address or electronic mail address as the applicable party may designate by ten (10) days advance written notice to the other parties hereto:

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For purposes hereof, any notice shall be addressed as follows:

If to the Company, to:	Celsius Holdings, Inc.
Attention: CEO
2424 North Federal Highway
Boca Raton, FL 33341
Telephone Number: 561-276-2239
Fax Number: 561-276-2268
Email: jfieldly@celsius.com

With a copy (which shall not constitute notice) to:

Dale S. Bergman, Esquire
Gutierrez Bergman Boulris, PLLC
100 Almeria Avenue, Suite 340
Coral Gables, FL 33134
Telephone Number: 305-358-5100
Fax Number: 888-281-1829
Email: dale.bergman@gbbpl.com

If to the Purchasers, to:	Their street addresses, telephone numbers, fax numbers and e-mail addresses, as set forth on their respective Purchaser Counterpart Signature pages to this Agreement

With a copy (which shall not constitute notice) to:

J. Patrick Loofbourrow
Cooley LLP
International Finance Center, Tower 2, Level 35
8 Century Avenue, Pudong
Shanghai 200120, China
Telephone: +86 21 6030 0608
US Mobile: 619-840-4824
Email: loof@cooley.com

or such other address as may be designated in writing hereafter, in the same manner, by the Company or any Purchaser.

5.4          Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by all the parties; or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

5.5          Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

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5.6          Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Neither party may assign this Agreement nor any of the rights or obligations hereunder without the written consent of the other party, which consent shall not unreasonably withheld.

5.7          No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

5.8          Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof. Any unresolved controversy or claim arising out of or relating to this Agreement, except as otherwise provided in this Agreement, shall be submitted to arbitration by one arbitrator mutually agreed upon by the parties, and if no agreement can be reached within thirty (30) days after names of potential arbitrators have been proposed by the American Arbitration Association (the “AAA”), then by one arbitrator having reasonable experience in corporate finance transactions of the type provided for in this Agreement and who is chosen by the AAA. The arbitration shall take place in New York, in accordance with the AAA rules then in effect, and judgment upon any award rendered in such arbitration will be binding and may be entered in any court having jurisdiction thereof. There shall be limited discovery prior to the arbitration hearing as follows: (a) exchange of witness lists and copies of documentary evidence and documents relating to or arising out of the issues to be arbitrated, (b) depositions of all party witnesses, and (c) such other depositions as may be allowed by the arbitrators upon a showing of good cause. Depositions shall be conducted in accordance with the New York Code of Civil Procedure, the arbitrator shall be required to provide in writing to the parties the basis for the award or order of such arbitrator, and a court reporter shall record all hearings, with such record constituting the official transcript of such proceedings.

5.9          Attorneys’ Fees. In any suit, action or proceeding brought with respect to interpretation or enforcement of this Agreement, the prevailing party shall be entitled to recover from the non-prevailing party, attorneys’ fees and costs at both the trial and appellate levels.

5.10        Public Announcement; Confidentiality. Except as may be required by law, no party shall issue any press release or otherwise publicly disclose this Agreement or the transactions contemplated hereby or any dealings between or among the parties in connection with the subject matter hereof without the prior approval of the other parties, which shall not be unreasonably withheld. In the event that any such press release or other public disclosure shall be required by applicable law, the party required to issue such release or disclosure shall consult in good faith with the other parties hereto with respect to the form and substance of such release or disclosure prior to the public dissemination thereof.

5.11        Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile or electronic transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

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6.12        Severability. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affecting or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that shall be a reasonable substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.13.       No Commitment for Additional Financing. The Company acknowledges and agrees that no Purchaser has made any representation, undertaking, commitment or agreement to provide or assist the Company in obtaining any financing, investment or other assistance, other than the purchase of the Shares as set forth herein and subject to the conditions set forth herein. In addition, the Company acknowledges and agrees that (i) no statements, whether written or oral, made by any Purchaser or its representatives on or after the date of this Agreement shall create an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment, (ii) the Company shall not rely on any such statement by any Purchaser or its representatives, and (iii) an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment may only be created by a written agreement, signed by such Purchaser and the Company, setting forth the terms and conditions of such financing or investment and stating that the parties intend for such writing to be a binding obligation or agreement. Each Purchaser shall have the right, in its sole and absolute discretion, to refuse or decline to participate in any other financing of or investment in the Company, and shall have no obligation to assist or cooperate with the Company in obtaining any financing, investment or other assistance.

(Signatures appear on following pages)

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

THE COMPANY:

CELSIUS HOLDINGS, INC.

By:	/s/ Gerry David
Name:	Gerry David
Title:	CEO

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

PURCHASERS:

CHARMNEW LIMITEDS:

By:	/s/ Pau Yee Wan, Ezra

Name:	Pau Yee Wan, Ezra

Title:	Director

Address: 7/F, Cheung Kong Center
2 Queen’s Road Central, Hong Kong
Attn: Ms. Ezra Pau/Ms. Eirene Yeung
Phone #: +852 21288888
Fax #: +852 21288001
Email: ezra.pau@ckh.com.hk
/eirene.yeung@ckh.com.hk

GRIEG INTERNATIONAL LIMITED

By:	/s/ Chau Hoi Shuen, Solina Holly

Name:	Chau Hoi Shuen, Solina Holly

Title:	Director

Address: 29th Floor, Harbour Centre,
25 Harbour Road, Wanchai, Hong Kong
Attention: Jason Wong
Phone #: +852 21863873
Fax #: +852 37411011
Email: jason.wong@horizons.com.hk
raymond.ng@horizons.com.hk
chris.lai@horizons.com.hk

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

PURCHASERS:

NU HORIZONS INVESTMENT GROUP, LLC

By:	/s/ Tim Leissner

Name:	Tim Leissner

Title:	Director

Address: Rush Communications
512 Seventh Avenue, 43rd Floor
New York, NY 10018
Phone Number: +852 9742 9229
Email: tim_leissner@yahoo.com
Attention: Tim Leissner

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

PURCHASERS:

XYXY HOLDINGS LTD.

By:	/s/ Tong Xiaomeng

Name:	Tong Xiaomeng

Title:	Director

Address: Flat B, 45/F, Block 8, Phase 2,
Residence Bel-Air, Pokfulam, Hong Kong
Phone Number: +85292683074
Email: stong@boyucapital.com
Attention: Xiaomeng Tong

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

PURCHASERS:

SINO ELECT INVESTMENTS LIMITED

By:	/s/ [ILLEGIBLE]

Name:	[ILLEGIBLE]

Title:	Director

Address: Kum Hing Court,28 Tomlinson
Road 10-32, Singapore 247854
Phone Number: +65 97843406
Email: awy.julianto@gmail.com
Attention: Awy Julianto

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

PURCHASERS:

OSCAR TIME LIMITED

By:	/s/ Chau Hoi Shuen Solina Holly

Name:	Chau Hoi Shuen Solina Holly

Title:	Director

Address: 29th Floor, Harbour Centre,
25 Harbour Road, Wanchai,
Hong Kong
Email: jason.wong@horizons.com.hk / raymond.ng@horizons.com.hk
Attention: Jason Wong / Raymond Ng

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

PURCHASERS:

BEYOND MERITS LIMITED

By:	/s/ Jason Wong

Name:	Jason Wong

Title:	Director

Address: 29th Floor, Harbour Centre,
25 Harbour Road, Wanchai,
Hong Kong
Email: jason.wong@horizons.com.hk /
raymond.ng@horizons.com.hk
Attention: Jason Wong / Raymond Ng

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

PURCHASERS:

HELLO WARRIOR FAMILY TRUST DTD 2/27/09

DocuSigned by:

By:	/s/ Brigette Lau

Name:	Brigette Lau

Title:	Trustee

Address:
c/o ICONIQ Capital
394 Pacific Ave 2nd Floor
San Francisco, CA 94111
Phone Number: 415-967-7483
Fax Number: 415-321-3960
Email: fundadmin@iconiqcapital.com
Attention: Grace Nam

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

PURCHASERS:

HUGO BARRA

By:	/s/ Hugo Barra

Name:	Hugo Barra

Address:
601 4th St
San Francisco, CA 94107
Phone Number: 617-592-7676
Email: hbarra@gmail.com

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

PURCHASERS:

HELVETICO LIMITED

By:	/s/ Lou Montilla

Name:	Lou Montilla

Title:	Director

Address: Flat A
31 Parkside
Wimbledon
SW19 5NB
UK
Email: lou.montilla@yahoo.com.au
Attention: Lou Montilla

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

PURCHASERS:

LUKE NOLAN

By:	/s/ Luke Nolan

Name:	Luke Nolan

Address: Flat 1901, Block 6, 9 Maoming
South Road, Huangpu District, Shanghai,
China
Phone Number: +44 7771 685 068 (UK)
+86 135 1215 7147 (China)
Email: luke@overseasstudentliving.com
Attention: Luke Nolan

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

PURCHASERS:

WINNIE YU

By:	/s/ Winnie Yu

Name:

Title:

Address: No. 3, Broadcast Drive,
Kowloon, Hong Kong SAR
Phone Number: +852 91039103
Email: yt@9103.hk
Attention: Winnie Yu

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

PURCHASERS:

SHOUBIN CHEN

By:	/s/ Shoubin Chen

Name:	Shoubin Chen

Address: Flat F 25/F, Tower 3, Island
Place, Tanner Road,
North Point, Hong Kong
Phone Number: +852 5578-1830
Email: johnc@horizons.com.hk
Attention: Shoubin Chen

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

PURCHASERS:

Jumbo Eagle Investments limited

By:	/s/ Ip Man Kit

Name:	Ip Man Kit

Title:	Director

Address: 6/f Shun Feng International
Centre, 182 Queens Road East,
WanChai, Hong Kong
Phone Number: +852 69018136
Email: tommy.hbc@gmail.com
Attention: IP MAN KIT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

PURCHASERS:

ICQ INVESTMENTS 26, LLP

By:	/s/ Kevin Foster

Name:	Kevin Foster

Title:	Authorized Signatory

Address: 394 Pacific Ave, 2nd Floor,
San Francisco, CA 94111
Phone Number: (415)967-7757
Email: kevin@iconiqcapital.com
Attention: Kevin Foster

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

PURCHASERS:

RISEJOY SERVICES LIMITED

By:	/s/ Wang Rui

Name:	Wang Rui

Title:	Director

Address:
19th Floor, Tower B Fang Heng International Building
No. 6 Futong Ease Avenue,
Chaoyang District,
Beijing 100102, China
Email: lilywangrui@126.com

COMMON STOCK PURCHASE AGREEMENT

SCHEDULE 1.2 PURCHASERS NAMES AND ALLOCATIONS

Reference Document: Project Mercury – Common Stock Purchase Agreement - Schedule 1.2 Purchasers Names and Allocations

Celsius, Inc. • 2424 North Federal Highway • Suite 208 • Boca Raton, Florida 33431

Office: 561.276.2239 • Fax: 561.276.2268 • www.celsius.com

SCHEDULE 1.2

PURCHASERS NAMES AND ALLOCATIONS

UNDER COMMON STOCK PURCHASE AGREEMENT

Purchaser	Purchase Price	Number of Shares of Celsius Common Stock to be Purchased	Contact Information
CHARMNEW LIMITED	$3,570,000.04	4,011,236	Address: 7/F, Cheung Kong Center 2 Queens’s Road Central
			Hong Kong
			Attn: Ms, Ezra Pau/Ms. Eirene Yeung
			Phone #: +852 212 88888
			Fax #: +852 212 88001
			Email: ezra.pau@ckh.com.hk
			Eirene.yeung@ckh.com.hk

GRIEG INTERNATIONAL LIMITED	$2,380,000.62	2,674,158	Address: 29th Floor, Harbour Centre, 25 Harbour Road, Wanchai, Hong Kong
			Phone Number: +852 21863873
			Fax Number: +852 37411011
			Email: jason.wong@horizons.com.hk /
			raymond.ng@horizons.com.hk
			chris.lai@horizons.com.hk
			Attention: Jason Wong

NU HORIZONS INVESTMENT GROUP, LLC	$3,000,000.43	3,370,787	Address: Rush Communications 512 Seventh Avenue, 43rd Floor New York, NY 10018
			Phone Number: +852 9742 9229
			Email: tim_leissner@yahoo.com Attention: Tim Leissner

XYXY HOLDINGS LTD.	$500,000.22	561,798	Address: Flat B, 45/F, Block 8, Phase 2, Residence Bel-Air, Pokfulam, Hong Kong
			Phone Number: +85292683074
			Email: stong@boyucapital.com
			Attention: Xiaomeng Tong

1

Purchaser	Purchase Price	Number of Shares of Celsius Common Stock to be Purchased	Contact Information
SINO ELECT INVESTMENTS LIMITED	$199,999.91	224,719	Address: Kum Hing Court,28 Tomlinson Road 10-32, Singapore 247854 Phone Number: +65 97843406 Email: awy.julianto@gmail.com Attention: Awy Julianto

OSCAR TIME LIMITED	$209,999.95	235,955	Address: 29th Floor, Harbour Centre, 25 Harbour Road, Wanchai, Hong Kong Email: jason.wong@horizons.com.hk / raymond.ng@horizons.com.hk Attention: Jason Wong / Raymond Ng

BEYOND MERITS LIMITED	$89,999.47	101,123	Address: 29th Floor, Harbour Centre, 25 Harbour Road, Wanchai, Hong Kong Email: jason.wong@horizons.com.hk / raymond.ng@horizons.com.hk Attention: Jason Wong / Raymond Ng

HELLO WARRIOR FAMILY TRUST DTD 2/27/09	$99,999.51	112,359	c/o ICONIQ Capital 394 Pacific Ave 2nd Floor San Francisco, CA 94111 Phone Number: 415-967-7483 Fax Number: 415-321-3960 Email: fundadmin@iconiqcapital.com Attention: Grace Nam

HUGO BARRA	$10,000.04	11,236	601 4th Street San Francisco, CA 94107 Phone Number: 617-592-7676 Email: hbarra@gmail.com

HELVETICO LIMITED	$10,000.04	11,236	Address: Flat A 31 Parkside Wimbledon SW19 5NB UK Email: lou.montilla@yahoo.com.au Attention: Lou Montilla

LUKE NOLAN	$10,000.04	11,236	Address: Flat 1901, Block 6, 9 Maoming South Road, Huangpu District, Shanghai, China Phone Number: +44 7771 685 068 (UK) +86 135 1215 7147 (China) Email: luke@overseasstudentliving.com

2

Purchaser	Purchase Price	Number of Shares of Celsius Common Stock to be Purchased	Contact Information
WINNIE YU	$10,000.04	11,236	Address: No. 3, Broadcast Drive, Kowloon, Hong Kong SAR Phone Number: +852 91039103 Email: yt@9103.hk Attention: Winnie Yu

SHOUBIN CHEN	$10,000.04	11,236	Address: Flat F 25/F, Tower 3, Island Place, Tanner Road, North Point, Hong Kong Phone Number: +852 5578-1830 Email: johnc@horizons.com.hk Attention: Shoubin Chen

JUMBO EAGLE INVESTMENTS LIMITED	$99,999.51	112,359	Address: 6/f Shun Feng International Centre, 182 Queens Road East, WanChai, Hong Kong Phone Number: +852 69018136 Email: tommy.hbc@gmail.com Attention: IP MAN KIT

ICQ INVESTMENTS 26, LP	$999,999.55	1,123,595	Address: 394 Pacific Ave, 2nd Floor, San Francisco, CA 94111 Phone Number: (415)967-7757 Email: kevin@iconiqcapital.com Attention: Kevin Foster

RISEJOY SERVICES LIMITED	$300,000.31	337,079

Address: 19th Floor, Tower B Fang Heng

International Building No.6 Futong East

Avenue, Chaoyang District, Beijing

100102, China

Phone Number: +8613601003336

Fax: +861063720333

Email: lilywangrui@126.com

Attention: Rui Wang

Total	$11,499,999.72	12,921,348

3

EXHIBIT A

FORM INDEMNIFICATION AGREEMENT FOR THE MEMBER OF THE BOARD OF DIRECTORS DESIGNATED BY THE PURCHASERS

Reference Document: Doc#69867_v2_Project Mercury – Indemnification Agreement

Celsius, Inc. • 2424 North Federal Highway • Suite 208 • Boca Raton, Florida 33431

Office: 561.276.2239 • Fax: 561.276.2268 • www.celsius.com

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”) is made as of April [____], 2015 by and between Celsius Holdings, Inc., a Nevada corporation (the “Company”) and [the Horizons Designee] (the “Indemnitee”).

RECITALS

The Company and Indemnitee recognize the increasing difficulty in obtaining liability insurance for directors, officers and key employees, the significant increases in the cost of such insurance and the general reductions in the coverage of such insurance. The Company and Indemnitee further recognize the substantial increase in corporate litigation in general, subjecting directors, officers and key employees to expensive litigation risks at the same time as the availability and coverage of liability insurance have been severely limited. The Company desires to attract and retain the services of highly qualified individuals, such as Indemnitee, and to indemnify its directors, officers and key employees so as to provide them with the maximum protection permitted by law.

AGREEMENT

In consideration for mutual promises made in this Agreement, and for other good and valuable consideration, receipt of which is hereby acknowledged, the Company and Indemnitee hereby agree as follows:

1.           Indemnification.

(a)          Third Party Proceedings. The Company shall indemnify Indemnitee if Indemnitee is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by, or in the right of, the Company) by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Company, or any subsidiary of the Company, by reason of any action or inaction on the part of Indemnitee while an officer or director or by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with such action, suit or proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal action or proceeding, that Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful.

(b)          Proceedings By or in the Right of the Company. The Company shall indemnify Indemnitee if Indemnitee was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding by, or in the right of, the Company or any subsidiary of the Company to procure a judgment in its favor by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Company, or any subsidiary of the Company, by reason of any action or inaction on the part of Indemnitee while an officer or director or by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) and, to the fullest extent permitted by law, amounts paid in settlement, in each case to the extent actually and reasonably incurred by Indemnitee in connection with the defense or settlement of such action or suit if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and its stockholders, except that no indemnification shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudicated by court order or judgment to be liable to the Company in the performance of Indemnitee’s duty to the Company and its stockholders unless and only to the extent that the court in which such action or proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

(c)          Mandatory Payment of Expenses. To the extent that Indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1(a) or Section 1(b) or the defense of any claim, issue or matter therein, Indemnitee shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by Indemnitee in connection therewith. If Indemnitee is not wholly successful in such proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all expenses actually and reasonably incurred by him or on his behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

(d)          Primacy of Indemnification. The Company hereby acknowledges that Indemnitee has certain rights to indemnification, advancement of expenses and/or insurance provided by Charmnew Limited and Grieg International Limited (“Horizons”) and/or certain of its Affiliates, as defined below (collectively, the “Fund Indemnitors”). The Company hereby agrees (i) that it is the indemnitor of first resort (i.e., its obligations to Indemnitee are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by Indemnitee are secondary), (ii) that it shall be required to advance the full amount of expenses incurred by Indemnitee and shall be liable for the full amount of all expenses (including attorneys’ fees), judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of this Agreement and the Articles of Incorporation, as amended from time to time (the “Articles of Incorporation”) and/or Bylaws of the Company, as amended from time to time (the “Bylaws”) (or any other agreement between the Company and Indemnitee), without regard to any rights Indemnitee may have against the Fund Indemnitors, and (iii) that it irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Fund Indemnitors on behalf of Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Company shall affect the foregoing and the Fund Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Company. The Company and Indemnitee agree that the Fund Indemnitors are express third party beneficiaries of the terms of this Section 1 (d). “Affiliates” shall mean, with respect to Horizons, any other person or entity who, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with Horizons, including without limitation any general partner, managing member, officer or director of such person or entity or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such person or entity, and Charmnew Limited and Grieg International Limited and their respective beneficial owners shall all be deemed Affiliates of one another.

(e)          Indemnification of Appointing Stockholder. If Horizons or any of its Affiliates (collectively, the “Appointing Stockholder”) is, or is threatened to be made, a party to or a participant in any Proceeding, and the Appointing Stockholder’s involvement in the Proceeding (A) arises primarily out of, or relates to, any action taken by the Company that was approved by the Company’s Board, and (B) arises out of facts or circumstances that are the same or substantially similar to the facts and circumstances that form the basis of claims that have been, could have been or could be brought against the Indemnitee in a Proceeding, regardless of whether the legal basis of the claims against the Indemnitee and the Appointing Stockholder are the same or similar, then the Appointing Stockholder shall be entitled to all of the indemnification rights and remedies under this Agreement pursuant to this Agreement as if the Appointing Stockholder were the Indemnitee.

2.           No Employment Rights. Nothing contained in this Agreement is intended to create in Indemnitee any right to employment.

3.           Expenses; Indemnification Procedure.

(a)          Advancement of Expenses. The Company shall advance all expenses incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of any civil or criminal action, suit or proceeding referred to in Section 1(a), Section 1 (b) or Section 1 (e) hereof (including amounts actually paid in settlement of any such action, suit or proceeding). Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Company as authorized hereby.

(b)          Notice/Cooperation by Indemnitee. Indemnitee shall give the Company notice in writing as soon as practicable of any claim made against Indemnitee for which indemnification will or could be sought under this Agreement. Notice to the Company shall be directed to the Chief Executive Officer of the Company and shall be given in accordance with the provisions of Section 12(d) below. In addition. Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee’s power.

(c)          Procedure. Any indemnification and advances provided for in Section 1 and this Section 3 shall be made no later than twenty (20) days after receipt of the written request of Indemnitee. If a claim under this Agreement, under any statute, or under any provision of the Company’s Articles of Incorporation or Bylaws providing for indemnification, is not paid in full by the Company within twenty (20) days after a written request for payment thereof has first been received by the Company, Indemnitee may, but need not, at any time thereafter bring an action against the Company to recover the unpaid amount of the claim and, subject to Section 11 of this Agreement, Indemnitee shall also be entitled to be paid for the expenses (including attorneys’ fees) of bringing such action. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any action, suit or proceeding in advance of its final disposition) that Indemnitee has not met the standards of conduct which make it permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed, but the burden of proving such defense shall be on the Company and Indemnitee shall be entitled to receive interim payments of expenses pursuant to Section 3(a) unless and until such defense may be finally adjudicated by court order or judgment from which no further right of appeal exists. It is the parties’ intention that if the Company contests Indemnitee’s right to indemnification, the question of Indemnitee’s right to indemnification shall be for the court to decide, and neither the failure of the Company (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or its stockholders) to have made a determination that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct required by applicable law, nor an actual determination by the Company (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or its stockholders) that Indemnitee has not met such applicable standard of conduct, shall create a presumption that Indemnitee has or has not met the applicable standard of conduct.

(d)          Notice to Insurers. If, at the time of the receipt of a notice of a claim pursuant to Section 3(b) hereof, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

(e)          Selection of Counsel. In the event the Company shall be obligated under Section 3(a) hereof to pay the expenses of any proceeding against Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such proceeding, with counsel approved by Indemnitee, upon the delivery to Indemnitee of written notice of its election so to do. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same proceeding, provided that (i) Indemnitee shall have the right to employ counsel in any such proceeding at Indemnitee’s expense; and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense or (C) the Company shall not, in fact, have employed counsel to assume the defense of such proceeding, then the fees and expenses of Indemnitee’s counsel shall be at the expense of the Company.

4.           Additional Indemnification Rights; Nonexclusivity.

(a)          Scope. Notwithstanding any other provision of this Agreement, the Company hereby agrees to indemnify the Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Company’s Articles of Incorporation, the Company’s Bylaws or by statute. In the event of any change, after the date of this Agreement, in any applicable law, statute, or rule which expands the right of a Nevada corporation to indemnify a member of its board of directors or an officer, such changes shall be deemed to be within the purview of Indemnitee’s rights and the Company’s obligations under this Agreement. In the event of any change in any applicable law, statute or rule which narrows the right of a Nevada corporation to indemnify a member of its board of directors or an officer, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement shall have no effect on this Agreement or the parties’ rights and obligations hereunder.

(b)          Nonexclusivity. The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under the Company’s Articles of Incorporation, its Bylaws, any agreement, any vote of stockholders or disinterested members of the Company’s Board of Directors, by applicable law, statute, or rule or otherwise, both as to action in Indemnitee’s official capacity and as to action in another capacity while holding such office. The Indemnitee’s rights hereunder shall continue after the Indemnitee has ceased acting as a director, officer, employee or agent of the Company, or any subsidiary of the Company, and shall inure to the benefit of the heirs, executors and administrators of the Indemnitee. The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity even though he or she may have ceased to serve in any such capacity at the time of any action, suit or other covered proceeding.

5.           Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the expenses, judgments, fines or penalties actually or reasonably incurred in the investigation, defense, appeal or settlement of any civil or criminal action, suit or proceeding, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such expenses, judgments, fines or penalties to which Indemnitee is entitled.

6.           Mutual Acknowledgment. Both the Company and Indemnitee acknowledge that in certain instances, Federal law or public policy may override applicable state law and prohibit the Company from indemnifying its directors and officers under this Agreement or otherwise. For example, the Company and Indemnitee acknowledge that the Securities and Exchange Commission (the “SEC”) has taken the position that indemnification is not permissible for liabilities arising under certain federal securities laws, and federal legislation prohibits indemnification for certain ERISA violations. Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the SEC to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify Indemnitee.

7.           Officer and Director Liability Insurance. The Company shall obtain and maintain a policy or policies of insurance with reputable insurance companies providing the officers and directors of the Company with coverage for losses from wrongful acts, or to ensure the Company’s performance of its indemnification obligations under this Agreement. In all policies of director and officer liability insurance, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s directors, if Indemnitee is a director; or of the Company’s officers, if Indemnitee is not a director of the Company but is an officer; or of the Company’s key employees, if Indemnitee is not an officer or director but is a key employee.

8.           Severability. Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company’s inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. The provisions of this Agreement shall be severable as provided in this Section 8. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.

9.           Exceptions. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

(a)          Claims Initiated by Indemnitee. To indemnify or advance expenses to Indemnitee with respect to proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement or under any other applicable law, statute or rule, but such indemnification or advancement of expenses may be provided by the Company in specific cases if the Board of Directors finds it to be appropriate;

(b)          Lack of Good Faith. To indemnify Indemnitee for any expenses incurred by Indemnitee with respect to any proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction finally (and without further appeal) determines that each of the material assertions made by Indemnitee in such proceeding was not made in good faith or was frivolous;

(c)          Insured Claims. To indemnify Indemnitee for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) to the extent such expenses or liabilities have been paid directly to Indemnitee by an insurance carrier under a policy of officers’ and directors’ liability insurance maintained by the Company; or

(d)          Claims under Section 16(b). To indemnify Indemnitee for expenses or the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.

10.          Construction of Certain Phrases.

(a)          For purposes of this Agreement, references to the “Company” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that if Indemnitee is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

(b)          For purposes of this Agreement, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries; and if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.

11.          Attorneys’ Fees. In the event that any action is instituted by Indemnitee under this Agreement to enforce or interpret any of the terms hereof, Indemnitee shall be entitled to be paid all court costs and expenses, including reasonable attorneys’ fees, incurred by Indemnitee with respect to such action, unless as a part of such action, the court of competent jurisdiction determines that each of the material assertions made by Indemnitee as a basis for such action were not made in good faith or were frivolous. In the event of an action instituted by or in the name of the Company under this Agreement or to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all court costs and expenses, including attorneys’ fees, incurred by Indemnitee in defense of such action (including with respect to Indemnitee’s counterclaims and cross-claims made in such action), unless as a part of such action the court finally (without further appeal) determines that each of Indemnitee’s material defenses to such action were made in bad faith or were frivolous.

12.          Miscellaneous.

(a)          Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Nevada, without giving effect to principles of conflict of law.

(b)          Entire Agreement; Enforcement of Rights. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

(c)          Construction. This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

(d)          Notices. Any notice, demand or request required or permitted to be given under this Agreement shall be in writing and shall be deemed sufficient when delivered personally, sent by telegram or facsimile or three business days after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party’s address as set forth below or as subsequently modified by written notice.

(e)          Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(f)          Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns, and inure to the benefit of Indemnitee and Indemnitee’s heirs, legal representatives and assigns.

(g)          Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company to effectively bring suit to enforce such rights.

(h)          Consent to Jurisdiction. The Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only a state or federal court of competent jurisdiction in Palm Beach County, Florida (the “Florida Court”), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Florida Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) waive any objection to the laying of venue of any such action or proceeding in the Florida Court and (iv) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Florida Court has been brought in an improper or inconvenient forum.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement as of the day and year set forth on the first page of this Agreement.

CELSIUS HOLDINGS, INC.

By:

Name:

Title:

Address:	[Address]
[Address]

AGREED TO AND ACCEPTED:

[Horizons Ventures Designee(s)]

Address:

SIGNATURE PAGE TO CELSIUS HOLDINGS, INC.

INDEMNIFICATION AGREEMENT

EXHIBIT B

REFERENCE INVESTORS’ RIGHTS AGREEMENT

INVESTOR RIGHTS AGREEMENT

ATTACH CURRENT INVESTORS RIGHTS AGREEMENT

Celsius, Inc. • 2424 North Federal Highway • Suite 208 • Boca Raton, Florida 33431

Office: 561.276.2239 • Fax: 561.276.2268 • www.celsius.com

INVESTORS’ RIGHTS AGREEMENT

INVESTORS’ RIGHTS AGREEMENT

THIS INVESTORS’ RIGHTS AGREEMENT (this “Agreement”), is made as of the ___ day of April, 2015, by and among Celsius Holdings, Inc., a Nevada corporation (the “Company”), each of the investors listed on Schedule A hereto, each of which is referred to in this Agreement as an “Investor,” and each of the stockholders listed on Schedule B hereto, each of whom is referred to herein as a “Key Holder.”

RECITALS

WHEREAS, the Company and the Investors are parties to the Common Stock Purchase Agreement of even date herewith (the “Purchase Agreement”); and

WHEREAS, in order to induce the Company to enter into the Purchase Agreement and to induce the Investors to invest funds in the Company pursuant to the Purchase Agreement, the Investors and the Company hereby agree that this Agreement shall govern the rights of the Investors to cause the Company to register shares of Common Stock issuable to the Investors, to receive certain information from the Company, and to participate in future equity offerings by the Company, and shall govern certain other matters as set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, the parties hereby agree as follows:

1.          Definitions. For purposes of this Agreement, in addition to capitalized terms otherwise defined herein:

1.1           “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such Person, including without limitation any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person. For the avoidance of doubt, Channnew Limited and Grieg International Limited (together, “Horizons”) and their respective beneficial owners shall all be deemed Affiliates of one another.

1.2           “Common Stock” means shares of the Company’s common stock, par value $0,001 per share.

1.3           “Change of Control” means the existence, occurrence, public announcement or entering into an agreement contemplating of any of the following: (a) the sale, conveyance or disposition of all or substantially all of the assets of the Company to any Person; (b) the sale, conveyance or disposition of all or substantially all of the assets of any Company subsidiary to a Person other than the Company or another Company subsidiary; (c) the effectuation of a transaction or series of transactions in which more than fifty percent (50%) of the equity or voting power of the Company is disposed of; (d) the effectuation of a transaction or series of transactions in which any of the equity or voting power of any Company subsidiary is disposed to a Person other than the Company or another Company subsidiary; (e) the consolidation, merger or other business combination of the Company with or into any other entity, immediately following which the prior stockholders of the Company fail to own, directly or indirectly, at least fifty percent (50%) of the surviving entity; (f) the consolidation, merger or other business combination of any Company subsidiary with or into any other entity other than the Company or another Company subsidiary: (g) a transaction or series of transactions in which any Person or group (other than pursuant to an agreement between current affiliates of the Company) acquires more than fifty percent (50%) of the equity or voting power of the Company; and (h) a transaction or series of transactions in which any Person or group (other than the Company or a Company subsidiary) acquires any of the voting equity of a Company subsidiary.

1.4           “Damages” means any loss, damage, claim or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading: or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

1.5           “Derivative Securities” means any securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), Common Stock, including options and warrants.

1.6           “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.7           “Excluded Registration” means (i) a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (iv) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.

1.8           “Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

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1.9           “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC.

1.10         “GAAP” means generally accepted accounting principles in the United States.

1.11         “Holder” means any holder of Registrable Securities who is a party to this Agreement.

1.12         “Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including, adoptive relationships, of a natural person referred to herein.

1.13         “Initiating Holders” means, collectively, Holders who properly initiate a registration request under this Agreement.

1.14         “Offering” means the Company’s first underwritten public offering of its Common Stock under the Securities Act after the date hereof.

1.15         “Investor Directors” means the directors of the Company that the Investors are entitled to elect pursuant to Section 5.11 hereof and designated as such by the Investors.

1.16         “Key Employee” means any executive-level employee (including, division director and vice president-level positions) as well as any employee who, either alone or in concert with others, develops, invents, programs, or designs any Company Intellectual Property (as defined in the Purchase Agreement).

1.17         “Major Investor” means any Investor that, individually, or together with such Investor’s Affiliates, holds at least 112,000 shares of Registrable Securities (as adjusted for any stock split, stock dividend, combination, or other recapitalization effected after the date hereof).

1.18         “New Securities” means, collectively, equity securities of the Company, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities.

1.19         “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

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1.20         “Registrable Securities” means (i) the Common Stock initially issued to the Investors pursuant to the Purchase Agreement; (ii) the Common Stock issued upon conversion of the convertible notes acquired by the Investors pursuant to that certain Secondary Convertible Promissory Note Purchase Agreement dated April __, 2015; (iii) the shares of Common Stock held by CD Financial, LLC or its Affiliates (“CDF”); (iv) any Common Stock, or any Common Stock issued or issuable (directly or indirectly) upon conversion and/or exercise of any other securities of the Company, held by the Investors or CDF; and (v) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clauses (i), (ii), (iii) and (iv) above; excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Section 6.1, and excluding for purposes of Section 2 any shares for which registration rights have terminated pursuant to Section 2.13 of this Agreement.

1.21         “Registrable Securities then outstanding” means the number of shares determined by adding the number of shares of outstanding Common Stock that are Registrable Securities and the number of shares of Common Stock issuable (directly or indirectly) pursuant to then exercisable and/or convertible securities that are Registrable Securities.

1.22         “Restricted Securities” means the securities of the Company required to be notated with the legend set forth in Subsection 2.12(b) hereof.

1.23         “SEC” means the Securities and Exchange Commission.

1.24         “SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

1.25         “SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.

1.26         “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.27         “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Selling Holder Counsel borne and paid by the Company as provided in Section 2.6.

2.          Registration Rights. The Company covenants and agrees as follows:

2.1          Demand Registration.

(a)          Form S-1 Demand. If at any time after the date of this Agreement, the Company receives a request from Holders of at least twenty-five percent (25%) of the Registrable Securities then outstanding that the Company file a Form S-1 registration statement with respect to at least twenty-five percent (25%) of the Registrable Securities then outstanding (or a lesser percent if the anticipated aggregate offering price, net of Selling Expenses, would exceed $10 million), then the Company shall (x) within ten (10) days after the date such request is given, give notice thereof (the “Demand Notice”) to all Holders other than the Initiating Holders; and (y) as soon as practicable, and in any event within sixty (60) days after the date such request is given by the Initiating Holders, file a Form S-1 registration statement under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Subsection 2.1(c) and Section 2.3.

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(b)          Form S-3 Demand. If at any time when it is eligible to use a Form S-3 registration statement, the Company receives a request from Holders of at least ten percent (10%) of the Registrable Securities then outstanding that the Company file a Form S-3 registration statement with respect to outstanding Registrable Securities of such Holders having an anticipated aggregate offering price, net of Selling Expenses, of at least $5 million, then the Company shall (i) within ten (10) days after the date such request is given, give a Demand Notice to all Holders other than the Initiating Holders; and (ii) as soon as practicable, and in any event within forty-five (45) days after the date such request is given by the Initiating Holders, or ninety (90) days after the date such request is given, if made within sixty (60) days after the Company’s fiscal year end, file a Form S-3 registration statement under the Securities Act covering all Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Subsection 2.1(c) and Section 2.3.

(c)          Notwithstanding the foregoing obligations, if the Company furnishes to Holders requesting a registration pursuant to this Section 2.1 a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Company’s Board of Directors it would be materially detrimental to the Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing for a period of not more than one hundred twenty (120) days after the request of the Initiating Holders is given; provided, however, that the Company may not invoke this right more than once in any twelve (12) month period; and provided further that the Company shall not register any securities for its own account or that of any other stockholder during such one hundred twenty (120) day period other than an Excluded Registration.

(d)          The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Subsection 2.1(a): (i) during the period that is sixty (60) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is one hundred eighty (180) days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; (ii) after the Company has effected two registrations pursuant to Subsection 2.1(a); or (iii) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Subsection 2.1(b). The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Subsection 2.1(b) during the period that is thirty (30) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is ninety (90) days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective. A registration shall not be counted as “effected” for purposes of this Subsection 2.1(d) until such time as the applicable registration statement has been declared effective by the SEC, unless the Initiating Holders withdraw their request for such registration, elect not to pay the registration expenses therefor, and forfeit their right to one demand registration statement pursuant to Section 2.6, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Subsection 2.1(d).

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2.2          Company Registration. If the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders other than the Holders) any of its securities under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration), the Company shall, at such time, promptly give each Holder notice of such registration. Upon the request of each Holder given within twenty (20) days after such notice is given by the Company, the Company shall, subject to the provisions of Section 2.3, cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration. The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Section 2.6.

2.3          Underwriting Requirements.

(a)          If, pursuant to Section 2.1, the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 2.1, and the Company shall include such information in the Demand Notice. The underwriter(s) will be selected by the Initiating Holders, subject only to the reasonable approval of the Company. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Subsection 2.4(e)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Section 2.3, if the underwriter(s) advise(s) the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated among such Holders of Registrable Securities, including the Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities owned by each Holder or in such other proportion as shall mutually be agreed to by all such selling Holders; provided, however, that the number of Registrable Securities held by the Holders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

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(b)          In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Section 2.2, the Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company. If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering. If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Holders in proportion (as nearly as practicable to) the number of Registrable Securities owned by each selling Holder or in such other proportions as shall mutually be agreed to by all such selling Holders. Notwithstanding the foregoing, in no event shall (i) the number of Registrable Securities included in the offering be reduced unless all other securities (other than securities to be sold by the Company) are first entirely excluded from the offering, or (ii) the number of Registrable Securities included in the offering be reduced below thirty percent (30%) of the total number of securities included in such offering. For purposes of the provision in this Subsection 2.3(b) concerning apportionment, for any selling Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, stockholders, and Affiliates of such Holder, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “selling Holder,” as defined in this sentence.

(c)          For purposes of Section 2.1, a registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions in Subsection 2.3(a), fewer than fifty percent (50%) of the total number of Registrable Securities that Holders have requested to be included in such registration statement are actually included.

2.4          Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)          prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of Common Stock (or other securities) of the Company, from selling any securities included in such registration, and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such one hundred twenty (120) day period shall be extended for up to thirty (30) days, if necessary, to keep the registration statement effective until all such Registrable Securities are sold:

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(b)          prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

(c)          furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;

(d)          use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(e)          in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

(f)          use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(g)          provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(h)          promptly make available for inspection by the selling Holders, any underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

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(i)          notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

(j)          after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus.

In addition, the Company shall ensure that, at all times after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, its insider trading policy shall provide that the Company’s directors may implement a trading program under Rule 10b5-l of the Exchange Act.

2.5          Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.

2.6          Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 2, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements of one counsel for the selling Holders up to a maximum of twenty thousand dollars ($20,000) (“Selling Holder Counsel”), shall be borne and paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.1 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one registration pursuant to Subsections 2.1(a) or 2.1(b), as the case may be; provided further that if, at the time of such withdrawal, the Holders shall have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information then the Holders shall not be required to pay any of such expenses and shall not forfeit their right to one registration pursuant to Subsections 2.1(a) or 2.1(b). All Selling Expenses relating to Registrable Securities registered pursuant to this Section 2 shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf.

2.7          Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

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2.8          Indemnification. If any Registrable Securities are included in a registration statement under this Section 2:

(a)          To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, and the partners, members, officers, directors, and stockholders of each such Holder; legal counsel and accountants for each such Holder; any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 2.8(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

(b)          To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 2.8(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under Subsections 2.8(b) and 2.8(d) exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder.

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(c)          Promptly after receipt by an indemnified party under this Section 2.8 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action.

(d)          To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either: (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 2.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 2.8, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Subsection 2.8(d), when combined with the amounts paid or payable by such Holder pursuant to Subsection 2.8(b), exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of willful misconduct or fraud by such Holder.

(e)          Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Section 2.8 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement.

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2.9           Reports Under Exchange Act. With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall:

(a)          use its reasonable best efforts to make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the first registration statement filed by the Company and declared effective by the SEC under the Securities Act or filing with the SEC and effectiveness of a Form 10 registration statement under the Exchange Act, following the date of this Agreement;

(b)          use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and

(c)          use its reasonable best efforts to furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 pursuant to Subsection 2.9(a) above, the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies); and (ii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to Form S-3 (at any time after the Company so qualifies to use such form).

2.10         Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of at least sixty-six and two-thirds (66 2/3) of the Registrable Securities then outstanding enter into any agreement with any holder or prospective holder of any securities of the Company that (i) would provide to such holder the right to include securities in any registration on other than either a pro rata basis with respect to the Registrable Securities or on a subordinate basis after all Holders have had the opportunity to include in the registration and offering all shares of Registrable Securities that they wish to so include; or (ii) allow such holder or prospective holder to initiate a demand for registration of any securities held by such holder or prospective holder.

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2.11         “Market Stand-off’ Agreement. Each Holder hereby agrees that it will not, if requested by the managing underwriter in connection with the Offering, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the registration by the Company for its own behalf in connection with the Offering of shares of its Common Stock on a registration statement on Form S-1, and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days, or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (1) the publication or other distribution of research reports, and (2) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto), (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock held immediately before the effective date of the registration statement for such offering or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. The foregoing provisions of this Section 2.11 shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, or the transfer of any shares to any trust for the direct or indirect benefit of the Holder or the immediate family of the Holder, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, and shall be applicable to the Holders only if all officers and directors are subject to the same restrictions and the Company uses commercially reasonable efforts to obtain a similar agreement from all stockholders individually owning more than one percent (1%) of the Company’s outstanding Common Stock. The underwriters in connection with such registration are intended third-party beneficiaries of this Section 2.11 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 2.11 or that are necessary to give further effect thereto.

2.12         Restrictions on Transfer.

(a)           The Registrable Securities shall not be sold, pledged, or otherwise transferred, and the Company shall not recognize and shall issue stop-transfer instructions to its transfer agent with respect to any such sale, pledge, or transfer, except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. A transferring Holder will cause any proposed purchaser, pledgee, or transferee of the Registrable Securities held by such Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

(b)           Each certificate, instrument, or book entry representing (i) the Registrable Securities, and any other securities issued in respect of Registrable Securities, upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall (unless otherwise permitted by the provisions of Subsection 2.12(c)) be notated with a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

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THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

The Holders consent to the Company making a notation in its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer set forth in this Section 2.12.

(c)          The holder of such Restricted Securities, by acceptance of ownership thereof, agrees to comply in all respects with the provisions of this Section 2.12. Before any proposed sale, pledge, or transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transaction, the Holder thereof shall give notice to the Company of such Holder’s intention to effect such sale, pledge, or transfer. Each such notice shall describe the manner and circumstances of the proposed sale, pledge, or transfer in sufficient detail. Each certificate, instrument, or book entry representing the Restricted Securities transferred as above provided shall be notated with, except if such transfer is made pursuant to SEC Rule 144, the appropriate restrictive legend set forth in Subsection 2.12(b), except that such certificate instrument, or book entry shall not be notated with such restrictive legend if, in the opinion of counsel for such Holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.

2.13         Termination of Registration Rights. The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Sections 2.1 or 2.2 shall terminate upon the fifth (5th) anniversary of the date of this Agreement. Moreover, the registration rights hereunder shall not be exercisable, if at the time thereof, the Registrable Securities may be publicly sold under SEC Rule 144 without restriction.

3.            Information Rights.

3.1           Delivery of Financial Statements. Upon request of any Major Investor or CDF, the Company shall deliver to such Major Investor or CDF, as the case may be, the following provided that such information is (i) not publicly available and (ii) reasonably necessary to protect or otherwise manage such Major Investor’s or CDF’s, as the case may be, interest in the Company as determined in good faith by such Major Investor or CDF, as the case may be:

(a)          as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company (i) a balance sheet as of the end of such year, (ii) statements of income and of cash flows for such year, and a comparison between (x) the actual amounts as of and for such fiscal year and (y) the comparable amounts for the prior year and as included in the Budget (as defined in Subsection 3.1(d)) for such year, with an explanation of any material differences between such amounts and a schedule as to the sources and applications of funds for such year, and (iii) a statement of stockholders’ equity as of the end of such year;

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(b)          as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, unaudited statements of income and cash flows for such fiscal quarter, and an unaudited balance sheet and a statement of stockholders’ equity as of the end of such fiscal quarter, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year- end audit adjustments; and (ii) not contain all notes thereto that may be required in accordance with GAAP);

(c)          as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, a statement showing the number of shares of each class and series of capital stock and securities convertible into or exercisable for shares of capital stock outstanding at the end of the period, the Common Stock issuable upon conversion or exercise of any outstanding securities convertible or exercisable for Common Stock and the exchange ratio or exercise price applicable thereto, and the number of shares of issued stock options and stock options not yet issued but reserved for issuance, if any, all in sufficient detail as to permit such Major Investor or CDF, as the case may be, to calculate their respective percentage equity ownership in the Company, and certified by the chief financial officer or chief executive officer of the Company as being true, complete, and correct;

(d)          as soon as practicable, but in any event thirty (30) days before the end of each fiscal year, a budget and business plan for the next fiscal year (collectively, the “Budget”), approved by the Board of Directors and prepared on a monthly basis, including balance sheets, income statements, and statements of cash flow for such months and, promptly after prepared, any other budgets or revised budgets prepared by the Company;

(e)          copies of all materials sent to the Company’s stockholders at the same time as such materials are delivered to such stockholders and copies of all OTC Pink basic disclosure documents prepared by the Company and all related financial statements and officer certifications when filed with OTC Markets, Inc., provided that such disclosure documents and financial information when filed with OTC Markets, Inc. shall satisfy the information requirements of Sections 3.1 (a), (b) and (c); and

(f)          such other publicly available information relating to the financial condition, business, prospects, or corporate affairs of the Company as any such Major Investor or CDF may from time to time reasonably request; provided, however, that the Company shall not be obligated under this Section 3.1 to provide information (i) that the Company reasonably determines in good faith to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in a form acceptable to the Company); or (ii) the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing Sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries.

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Notwithstanding anything else in this Section 3.1 to the contrary, the Company may cease providing the information set forth in this Section 3.1 during the period starting with the date thirty (30) days before the Company’s good-faith estimate of the date of filing of a registration statement if it reasonably concludes it must do so to comply with the SEC rules applicable to such registration statement and related offering; provided that the Company’s covenants under this Section 3.1 shall be reinstated at such time as the Company is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective. The Company agrees that it will not provide any material non-public information to any such Major Investor or CDF in response to a request for information pursuant to this Section 3.1 without first obtaining the consent from such Investor or CDF, as the case may be.

3.2           Inspection. The Company shall permit each Major Investor or CDF, at such Major Investor’s or CDF’s expense, to visit and inspect the Company’s properties; examine its books of account and records; and discuss the Company’s affairs, finances, and accounts with its officers, during normal business hours of the Company as may be reasonably requested by such Major Investor or CDF but only if reasonably necessary to protect or otherwise manage such Major Investor’s or CDF’s, as the case may be, interest in the Company; provided, however, that the Company shall not be obligated pursuant to this Section 3.2 to provide access to any information that it reasonably and in good faith considers to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in form acceptable to the Company) or the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

3.3           Termination of Information Rights; Limitation on Assignment: Waiver. The covenants set forth in Section 3.1 and Section 3.2 shall terminate and be of no further force or effect upon the earliest to occur: (i) immediately before the consummation of any Offering, (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, whichever event occurs first, or (iii) when the Investors or their Affiliates cease to hold at least fifty percent (50%) of the Common Stock originally issued pursuant to the Purchase Agreement (subject to appropriate adjustment for all stock splits, dividends, combinations, recapitalizations and the like) (the “Original Shares”). The rights of a Major Investor in this Section 3 may not be assigned to any Person who holds less than 112,000 shares of Registrable Securities (as adjusted for any stock split, stock dividend, combination, or other recapitalization effected after the date hereof). Any information and inspection rights under this Section 3 may be waived with respect to any particular Major Investor or all Major Investors with the written consent of the Holders of at least sixty-six and two-thirds (66 2/3) of the Registrable Securities then outstanding

3.4           Confidentiality. Each Investor and CDF, as the case may be, agrees that such Investor or CDF, as applicable, will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Agreement or otherwise (including notice of the Company’s intention to file a registration statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 3.4 by such Investor or CDF, as applicable), (b) is or has been independently developed or conceived by the Investor or CDF, as applicable, without use of the Company’s confidential information, or (c) is or has been made known or disclosed to the Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that an Investor or CDF, as applicable, may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any prospective purchaser of any Registrable Securities from such Investor or CDF, as applicable, if such prospective purchaser agrees to be bound by the provisions of this Section 3.4; (iii) to any existing or prospective Affiliate, partner, member, stockholder, beneficial owner, director, officer or wholly owned subsidiary of such Investor or CDF, as applicable, in the ordinary course of business, provided that such Investor or CDF, as the case may be, informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information; or (iv) as may otherwise be required by law, provided that the Investor or CDF, as the case may be, promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure. Moreover, the Investors and CDF acknowledge that the Company’s Common Stock is publicly traded on the OTC Pink Market and accordingly must comply with applicable securities laws.

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4.           Rights to Future Stock Issuances.

4.1           Right of First Offer. Subject to the terms and conditions of this Section 4.1 and applicable securities laws, if the Company proposes to offer or sell any New Securities, the Company shall first offer such New Securities to each Major Investor and CDF. Each Major Investor and CDF shall be entitled to apportion the right of first offer hereby granted to it. in such proportions as it deems appropriate, among (i) itself, (ii) its Affiliates and (iii) its beneficial interest holders, such as limited partners, members or any other Person having “beneficial ownership,” as such term is defined in Rule 13d-3 promulgated under the Exchange Act, of such Major Investor or CDF, as the case may be (“Beneficial Owners”); provided that each such Affiliate or Beneficial Owner agrees to enter into this Agreement.

(a)          The Company shall give notice (the “Offer Notice”) to each Major Investor and CDF, stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.

(b)          By notification to the Company within twenty (20) days after the Offer Notice is given, each Major Investor or CDF, as the case may be, may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to that portion of such New Securities which equals the proportion that the Common Stock then held by such Major Investor or CDF, as the case may be (including all shares of Common Stock then issuable upon conversion or exercise of any Derivative Securities then held by such Major Investor or CDF, as applicable, bears to the Common Stock of the Company then outstanding (including all shares of Common Stock then issuable upon conversion or exercise of any then outstanding Derivative Securities). At the expiration of such twenty (20) day period, the Company shall promptly notify each Major Investor and CDF, in each case that elects to purchase or acquire all the shares available to it (each, a “Fully Exercising Investor”) of any other Major Investor’s (or CDF’, as the case may be) failure to do likewise. During the ten (10) day period commencing after the Company has given such notice, each Fully Exercising Investor may, by giving notice to the Company, elect to purchase or acquire, in addition to the number of shares specified above, up to that portion of the New Securities for which Major Investors and CDF, as applicable, were entitled to subscribe but that were not subscribed for by such Major Investors or CDF which is equal to the proportion that the Common Stock issued and held, and issuable upon conversion or exercise of any other Derivative Securities then held, by such Fully Exercising Investor bears to the Common Stock issued and held, and any other Common Stock then issuable upon conversion or exercise of all Derivative Securities then held, by all Fully Exercising Investors who wish to purchase such unsubscribed shares. The closing of any sale pursuant to this Subsection 4.1(b) shall occur within the later of thirty (30) days of the date that the Offer Notice is given and the date of initial sale of New Securities pursuant to Subsection 4.1(c).

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(c)          If all New Securities referred to in the Offer Notice are not elected to be purchased or acquired as provided in Subsection 4.1(b), the Company may, during the thirty (30) day period following the expiration of the periods provided in Subsection 4.1(b), offer and sell the remaining unsubscribed portion of such New Securities to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice. If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Major nvestors and CDF in accordance with this Section 4.1.

(d)          The right of first offer in this Section 4.1 shall not be applicable to:

(i)          shares of Common Stock or Derivative Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock;

(ii)         shares of Common Stock or Derivative Securities issued to employees or directors of, or consultants or advisors to, the Company or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors;

(iii)        shares of Common Stock actually issued upon the exercise of Derivative Securities outstanding as of the date hereof, in each case provided such issuance is pursuant to the terms of such Derivative Security;

(iv)        shares of Common Stock or Derivative Securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Board of Directors;

(v)         shares of Common Stock or Derivative Securities issued in connection with sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships approved by the Board of Directors;

(vi)        shares of Common Stock issued pursuant to a registration statement; or

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(vii)       shares of Common Stock or Derivative Securities which the holders of at least sixty-six and two-thirds (66 2/3) of the Registrable Securities then outstanding agree shall not be subject to the right of first refusal in this Section 4.1.

4.2           Termination. The covenants set forth in Section 4.1 shall terminate and be of no further force or effect (i) immediately before the consummation of the Offering, or (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, whichever event occurs first.

5.          Additional Covenants.

5.1           Insurance. The Company shall use its commercially reasonable efforts to obtain, within ninety (90) days of the date hereof, from financially sound and reputable insurers Directors and Officers liability insurance and term “key-person” insurance in an amount and on terms and conditions satisfactory to the Board of Directors, including at least one (1) Investor Director, and will use commercially reasonable efforts to cause such insurance policy to be maintained until such time as the Board of Directors determines that such insurance should be discontinued. Notwithstanding any other provision of this Section 5.1 to the contrary, for so long as at least one (1) Investor Director is serving on the Board of Directors, the Company shall not cease to maintain a Directors and Officers liability insurance policy in an amount of at least two million dollars ($2,000,000) unless approved by at least one (1) Investor Director, and the Company shall annually, within one hundred twenty (120) days after the end of each fiscal year of the Company, deliver to the Investor Directors a certification that such a Directors and Officers liability insurance policy remains in effect.

5.2           Employee Agreements. The Company will cause (i) each person now or hereafter employed by it or by any subsidiary (or engaged by the Company or any subsidiary as a consultant/independent contractor) with access to confidential information and/or trade secrets to enter into a nondisclosure and proprietary rights assignment agreement; and (ii) each Key Employee to enter into a one (1) year noncompetition and nonsolicitation agreement, each of the foregoing agreements substantially in the form approved by the Board of Directors, including at least one (1) Investor Director. In addition, the Company shall not amend, modify, terminate, waive, or otherwise alter, in whole or in part, any of the above-referenced agreements or any restricted stock agreement between the Company and any employee, without the consent of at least one (1) Investor Director.

5.3           Employee Stock. Unless otherwise approved by the Board of Directors, including at least one (1) Investor Director, all future employees and consultants of the Company who purchase, receive options to purchase, or receive awards of shares of the Company’s capital stock after the date hereof shall be required to execute restricted stock or option agreements, as applicable, providing for (i) vesting of shares over a three (3) or four (4) year period, with the first twenty-five percent (25%) of such shares vesting following twelve (12) months of continued employment or service, and the remaining shares vesting in equal monthly installments thereafter, and (ii) a market stand-off provision substantially similar to that in Section 2.11. In addition, unless otherwise approved by the Board of Directors, including the Director, the Company shall retain a “right of first refusal” on employee transfers until the Company’s Offering or other earlier registration of its Common Stock pursuant to a registration statement and shall have the right to repurchase unvested shares at cost upon termination of employment of a holder of restricted stock.

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5.4           Matters Requiring Investor Director Approval. So long as the Investors are entitled to elect an Investor Director, the Company hereby covenants and agrees with each of the Investors that it shall not, without approval of the Board of Directors, which approval must include the affirmative vote of at least one (1) Investor Director:

(a)          liquidate, dissolve or wind-up the business and affairs of the Company, effect any Change of Control or consent to any of the foregoing;

(b)          amend, alter or repeal any provision of the Articles of Incorporation or Bylaws of the Company in a manner that adversely affects the powers, preferences or rights of the Investors hereunder or under the Purchase Agreement;

(c)          purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of capital stock of the Company other than (i) redemptions of or dividends or distributions on the Series C Preferred Stock or Series D Preferred Stock as expressly authorized in the Certificate of Designation for the Series C Preferred Stock or the Certificate of Designation for the Series D Preferred Stock, as applicable provided, however, the Company has adequate cash flow for payment of such redemption or distribution and such redemption or distribution is not effected earlier than eighteen (18) months following the date of this Agreement (and for the avoidance of doubt, for purposes of this proviso, a distribution does not include a dividend), (ii) dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock, and (iii) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Company or any subsidiary in connection with the cessation of such employment or service at the lower of the original purchase price or the then-current fair market value thereof;

(d)          create, or authorize the creation of, or issue, or authorize the issuance of any debt security, or permit any subsidiary to take any such action with respect to any debt security, if the aggregate indebtedness of the Company and its subsidiaries for borrowed money following such action would exceed $1,000,000, other than up to $4,500,000 of indebtedness under the line of credit note payable to CDF;

(e)          increase or decrease the authorized number of directors constituting the Board of Directors;

(f)          (i) enter into or materially amend any exclusive distribution agreement for the Company’s products for any material territory unless approved by the Board of Directors, which approval shall not require (other than with respect to any territories contemplated by the proposed JV (as defined in the Purchase Agreement)) the affirmative vote of either Investor Director, or (ii) enter into or materially amend any distribution or other commercialization agreement for the Company’s products for any territory contemplated by the proposed JV. Notwithstanding the foregoing, the affirmative vote of either Investor Director shall not be required for any territory if the proposed JV is not consummated in accordance with the Purchase Agreement by mutual agreement of the parties to the proposed JV;

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(g)          make, or permit any subsidiary to make, any loan or advance to, or own any stock or other securities of, any subsidiary or other corporation, partnership, or other entity unless it is wholly owned by the Company;

(h)          make, or permit any subsidiary to make, any loan or advance to any Person, including, without limitation, any employee or director of the Company or any subsidiary, except advances and similar expenditures in the ordinary course of business or under the terms of an employee stock or option plan approved by the Board of Directors;

(i)          guarantee, directly or indirectly, or permit any subsidiary to guarantee, directly or indirectly, any indebtedness except for indebtedness of the Company or any subsidiary;

(j)          otherwise enter into or be a party to any transaction with any director, officer, or employee of the Company or any “associate” (as defined in Rule 12b-2 promulgated under the Exchange Act) of any such Person, including without limitation any “management bonus” or similar plan providing payments to employees in connection with a Change of Control, except for transactions contemplated by this Agreement, the Purchase Agreement, and the Secondary Convertible Promissory Note Purchase Agreement dated as of April ____ , 2015; or transactions made in the ordinary course of business and pursuant to reasonable requirements of the Company’s business and upon fair and reasonable terms that are approved by a majority of the Board of Directors;

(k)          hire, terminate, or change the compensation of the executive officers, including approving any option grants or stock awards to executive officers unless approved by the Board of Directors, which approval shall not require the affirmative vote of either Investor Director;

(l)           materially change the fundamental direction of the principal business of the Company away from functional beverages;

(m)          sell, assign, license, pledge, or encumber material technology or intellectual property, other than licenses granted in the ordinary course of business; or

(n)          enter into any corporate strategic relationship involving the payment, contribution, or assignment by the Company or to the Company of money or assets greater than $1,000,000.

5.5           Board Matters. Unless otherwise determined by the vote of a majority of the directors then in office, the Board of Directors shall meet at least quarterly in accordance with an agreed-upon schedule. The Company shall reimburse the nonemployee directors for all reasonable out-of-pocket travel expenses incurred (consistent with the Company’s travel policy) in connection with attending meetings of the Board of Directors. Further, each director shall be entitled to compensation for his services as a director to the Company in the amount of $3,000 per calendar quarter.

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5.6           Successor Indemnification. If the Company or any of its successors or assignees consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board of Directors as in effect immediately before such transaction, whether such obligations are contained in the Company’s Bylaws, its Articles of Incorporation, or elsewhere, as the case may be.

5.7           Indemnification Matters. The Company hereby acknowledges that any director nominated to serve on the Board of Directors by the Investors (each a “Fund Director”) may have certain rights to indemnification, advancement of expenses and/or insurance provided by one or more of the Investors and certain of their affiliates (collectively, the “Fund Indemnitors”). The Company hereby agrees (a) that it is the indemnitor of first resort (i.e., its obligations to any such Fund Director are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such Fund Director are secondary), (b) that it shall be required to advance the full amount of expenses incurred by such Fund Director and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement by or on behalf of any such Fund Director to the extent legally permitted and as required by the Company’s Articles of Incorporation or Bylaws of the Company (or any agreement between the Company and such Fund Director), without regard to any rights such Fund Director may have against the Fund Indemnitors, and, (c) that it irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Fund Indemnitors on behalf of any such Fund Director with respect to any claim for which such Fund Director has sought indemnification from the Company shall affect the foregoing and the Fund Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Fund Director against the Company.

5.8           Right to Conduct Activities. The Company hereby agrees and acknowledges that each of the Investors (together with its Affiliates) is a professional investment fund, and as such invests in numerous portfolio companies, some of which may be deemed competitive with the Company’s business (as currently conducted or as currently propose to be conducted). The Company hereby agrees that, to the extent permitted under applicable law, such Investor shall not be liable to the Company for any claim arising out of, or based upon, (i) the investment by such Investor or its Affiliates in any entity competitive with the Company, or (ii) actions taken by any partner, officer or other representative of such Investor or its Affiliates to assist any such competitive company, whether or not such action was taken as a member of the board of directors of such competitive company or otherwise, and whether or not such action has a detrimental effect on the Company; provided, however, that the foregoing shall not relieve (x) any of the Investors from liability associated with the unauthorized disclosure of the Company’s confidential information obtained pursuant to this Agreement or otherwise, or (y) any director or officer of the Company from any liability associated with his or her fiduciary duties to the Company.

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5.9           FCPA. The Company represents that it shall not (and shall not permit any of its subsidiaries or affiliates or any of its or their respective directors, officers, managers, employees, independent contractors, representatives or agents to) promise, authorize or make any payment to, or otherwise contribute any item of value to, directly or indirectly, to any third party, including any Non-U.S. Official (as (as such term is defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”)), in each case, in violation of the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law. The Company further represents that it shall (and shall cause each of its subsidiaries and affiliates to) cease all of its or their respective activities, as well as remediate any actions taken by the Company, its subsidiaries or affiliates, or any of their respective directors, officers, managers, employees, independent contractors, representatives or agents in violation of the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law. The Company further represents that it shall (and shall cause each of its subsidiaries and affiliates to) maintain systems of internal controls (including, but not limited to, accounting systems, purchasing systems and billing systems) to ensure compliance with the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law. Upon request, the Company agrees to provide responsive information and/or certifications concerning its compliance with applicable anti- corruption laws. The Company shall promptly notify each Investor if the Company becomes aware of any enforcement or other legal action related to a violation or alleged violation of the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law. The Company shall, and shall cause any direct or indirect subsidiary or entity controlled by it, whether now in existence or formed in the future, to comply with the FCPA. The Company shall use its best efforts to cause any direct or indirect subsidiary, whether now in existence or formed in the future, to comply in all material respects with all applicable laws.

5.10         Certain Affirmative Covenants of the Company. The Company shall, and shall cause each Company’s subsidiaries to: (i) maintain its corporate existence in good standing; (ii) comply with all governmental requirements and laws applicable to the operation of its business, except for any instances of noncompliance that would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the consolidated business, properties, assets, operations, results of operations, financial condition, credit worthiness or prospects of the Company and the Company’s subsidiaries taken as a whole (“Material Adverse Effect”); (iii) comply with all agreements, documents and instruments binding on it or affecting its properties or business, including, without limitation, all material contracts, except for instances of noncompliance that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

5.11         Board Composition. For so long as the Investors or their Affiliates continue to hold at least fifty percent (50%) of the shares of Common Stock originally issued pursuant to the Purchase Agreement (subject to appropriate adjustment for all stock splits, dividends, combinations, recapitalizations and the like), each Investor and Key Holder agrees to vote, or cause to be voted, all shares of Common Stock and other Derivative Securities owned by such Investor or Key Holder, as the case may be, or over which such Investor or Key Holder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that at each annual or special meeting of shareholders at which an election of directors is held or pursuant to any written consent of the shareholders, the following person(s) shall be elected to the Board of Directors:

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(a)          (i) three (3) persons who shall be designated by the Investors and shall be reasonably satisfactory to the Board of Directors, one of whom shall be designated by the holders of the Original Shares, which individual shall initially be Tim Leissner, and one of whom shall be designated by Horizons (such two directors are referred to herein as “Investor Directors”) and a third person who shall also be designated by Horizons but who shall not be designated as an Investor Director hereunder (the “Additional Investor Director”), and (ii) four (4) persons who shall be designated by CDF (the “CDF Directors”), one of whom shall initially be the current Chief Executive Officer of the Company. For the avoidance of doubt, the Additional Investor Director shall not be counted as an Investor Director for any purpose hereunder, including for purposes of determining whether any approval has been obtained from an Investor Director under this Agreement (including without limitation Section 5.4).

(b)          Failure to Designate a Board Member. In the absence of any designation from the Persons or groups with the right to designate a director as specified in Subsection 5.11(a) above, the director previously designated by them and then serving shall be reelected if still eligible to serve as provided herein.

(c)          Removal of Board Members. Each Investor and Key Holder also agrees to vote, or cause to be voted, all shares of Common Stock and other Derivative Securities owned by such Investor or Key Holder, as the case may be, or over which such Investor or Key Holder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that:

(i)          no director elected pursuant to Subsection 5.11(a) of this Agreement may be removed from office other than for cause as determined under applicable laws unless (i) such removal is directed or approved by the affirmative vote of the Person, or of the holders of at least a majority of the shares of stock, entitled under Subsection 5.11(a) to designate that director; or (ii) the Person(s) originally entitled to designate or approve such director pursuant to Subsection 5.11(a) is no longer so entitled to designate or approve such director;

(ii)         any vacancies created by the resignation, removal or death of a director elected pursuant to Subsections 5.11(a) shall be filled pursuant to the provisions of this Section 5.11; and

(iii)        upon the request of any party entitled to designate a director as provided in Subsection 5.11(a) to remove such director, such director shall be removed.

(d)          Cooperation. All Investors and Key Holders agree to execute any written consents required to perform the obligations of this Agreement, and the Company agrees at the request of any party entitled to designate directors to call a special meeting of stockholders for the purpose of electing directors.

(e)          No Liability for Election of Recommended Directors. No Investor, nor any Affiliate of any Investor, shall have any liability as a result of designating a person for election as a director for any act or omission by such designated person in his or her capacity as a director of the Company, nor shall any Investor or Key Holder have any liability as a result of voting for any such designee in accordance with the provisions of this Agreement.

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(f)          Size of the Board. Each Investor and Key Holder agrees to vote, or cause to be voted, all shares of Common Stock and other Derivative Securities owned by such Investor or Key Holder, as the case may be, or over which such Investor or Key Holder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that the size of the Board of Directors shall be set and remain at seven (7) directors except only with the approval of the Board, including the approval of at least one (1) Investor Director and at least one CDF Director.

5.12         Termination of Covenants. The covenants set forth in this Section 5, except for Sections 5.7 and 5.8, shall terminate and be of no further force or effect upon the earliest to occur: (i) immediately before the consummation of the Offering, (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, whichever event occurs first, or (iii) when the Investors or their Affiliates cease to hold at least fifty percent (50%) of the Original Shares.

6.          Miscellaneous.

6.1           Successors and Assigns. The rights under this Agreement may be assigned (but only with all related obligations) by a Holder to a transferee of Registrable Securities that (i) is an Affiliate of a Holder; (ii) is a Holder’s Immediate Family Member or trust for the benefit of an individual Holder or one or more of such Holder’s Immediate Family Members; or (iii) after such transfer, holds at least ten thousand (10,000) shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations, and other recapitalizations); provided, however, that (x) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred; and (y) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement, including the provisions of Section 2.11. For the purposes of determining the number of shares of Registrable Securities held by a transferee, the holdings of a transferee (1) that is an Affiliate or stockholder of a Holder; (2) who is a Holder’s Immediate Family Member; or (3) that is a trust for the benefit of an individual Holder or such Holder’s Immediate Family Member shall be aggregated together and with those of the transferring Holder; provided further that all transferees who would not qualify individually for assignment of rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices, or taking any action under this Agreement. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

6.2           Governing Law. This Agreement shall be governed by the internal law of the State of New York.

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6.3           Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.4           Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

6.5           Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or (i) personal delivery to the party to be notified; (ii) when sent, if sent by electronic mail or facsimile during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next business day; (iii) five (5) days after having been sent by certified mail, return receipt requested, postage prepaid; or (iv) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their addresses as set forth on Schedule A hereto, or to the principal office of the Company and to the attention of the Chief Executive Officer, in the case of the Company, or to such email address, facsimile number, or address as subsequently modified by written notice given in accordance with this Section 6.5. If notice is given to the Company, a copy, which shall not constitute notice, shall also be given to Gutierrez Bergman Boulris, PLLC, 100 Almeria Avenue, Suite 340, Coral Gables, Florida 33134 and if notice is given to the Holders, a copy, which shall not constitute notice, shall also be given to Cooley LLP, attention Patrick Loofbourrow, IFC – Tower 2, Level 35, Unit 3510, 8 Century Avenue Pudong New Area, Shanghai, 200120, China.

6.6           Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company, the Key Holders and the holders of at least sixty-six and two-thirds (66 2/3) of the Registrable Securities then outstanding, including the holders of a majority of the Original Shares; provided that the Company may in its sole discretion waive compliance with Subsection 2.12(c) (and the Company’s failure to object promptly in writing after notification of a proposed assignment allegedly in violation of Subsection 2.12(c) shall be deemed to be a waiver); and provided further that any provision hereof may be waived (either generally or in a particular instance, and either retroactively or prospectively) by any waiving party on such party’s own behalf, without the consent of any other party. Notwithstanding the foregoing, this Agreement may not be amended or terminated and the observance of any term hereof may not be waived with respect to any Investor without the written consent of such Investor, unless such amendment, termination, or waiver applies to all Investors in the same fashion (it being agreed that a waiver of the provisions of Section 4 with respect to a particular transaction shall be deemed to apply to all Investors in the same fashion if such waiver does so by its terms, notwithstanding the fact that certain Investors may nonetheless, by agreement with the Company, purchase securities in such transaction). Any amendment to Section 5.11 shall require the prior written consent of Horizons. The Company shall give prompt notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination, or waiver. Any amendment, termination, or waiver effected in accordance with this Section 6.6 shall be binding on all parties hereto, regardless of whether any such party has consented thereto. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

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6.7           Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

6.8           Aggregation of Stock. All shares of Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.

6.9           Entire Agreement. This Agreement (including any Schedules and Exhibits hereto) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

6.10         Arbitration. Any unresolved controversy or claim arising out of or relating to this Agreement, except as otherwise provided in this Agreement, shall be submitted to arbitration by one arbitrator mutually agreed upon by the parties, and if no agreement can be reached within thirty (30) days after names of potential arbitrators have been proposed by the American Arbitration Association (the “AAA”), then by one arbitrator having reasonable experience in corporate finance transactions of the type provided for in this Agreement and who is chosen by the AAA. The arbitration shall take place in New York, in accordance with the AAA rules then in effect, and judgment upon any award rendered in such arbitration will be binding and may be entered in any court having jurisdiction thereof. There shall be limited discovery prior to the arbitration hearing as follows: (a) exchange of witness lists and copies of documentary evidence and documents relating to or arising out of the issues to be arbitrated, (b) depositions of all party witnesses, and (c) such other depositions as may be allowed by the arbitrators upon a showing of good cause. Depositions shall be conducted in accordance with the New York Code of Civil Procedure, the arbitrator shall be required to provide in writing to the parties the basis for the award or order of such arbitrator and a court reporter shall record all hearings, with such record constituting the official transcript of such proceedings. Notwithstanding anything in this Agreement to the contrary, in no event shall a party hereto be liable for punitive, consequential or special damages of any kind or nature in any action arising from this Agreement, regardless of the form of action through which such damages are sought.

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6.11         Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

6.12         Acknowledgment. The Company acknowledges that the Investors are in the business of venture capital investing and therefore review the business plans and related proprietary information of many enterprises, including enterprises which may have products or services which compete directly or indirectly with those of the Company. Nothing in this Agreement shall preclude or in any way restrict the Investors from investing or participating in any particular enterprise whether or not such enterprise has products or services which compete with those of the Company.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties have executed this Investors’ Rights Agreements as of the date first written above

CELSIUS HOLDINGS, INC.

By:

Name:

Title:

[Signature Page to Celsius Holdings, Inc.

Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Investors’ Rights Agreement as of the date first written above.

INVESTORS:

CHARMNEW LIMITED

By:

Name:

Title:

Address: 7/F, Cheung Kong Center
2 Queen’s Road Central
Hong Kong
Attn. : Ms. Ezra Pau/Ms. Eirene Yeung
Phone #: +852 21288888
Fax #: +852 21288001
Email: ezra.pau@ckh.com.hk
eirene.yeung@ckh.com.hk

GRIEG INTERNATIONAL LIMITED

By:

Name:

Title:

Address: 29th Floor, Harbour Centre,
25 Harbour Road, Wanchai,
Hong Kong
Attention: Jason Wong
Phone #: +852 21863873
Fax #: +852 37411011
Email: jason.wong@horizons.com.hk
raymond.ng@horizons.com.hk
chris.lai@horizons.com.hk

[Signature Page to Celsius Holdings, Inc.

Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Investors’ Rights Agreement as of the date first written above.

INVESTORS:

Name:

By:

Name:

Title:

[Signature Page to Celsius Holdings, Inc.

Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Investors’ Rights Agreement as of the date first written above.

KEY HOLDERS:

CD Financial LLC

By:

Name:

Title:

CDS Ventures of South Florida LLC

By:

Name:

Title:

[Signature Page to Celsius Holdings, Inc.

Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Investors’ Rights Agreement as of the date first written above.

KEY HOLDERS:

Name:

By:

Name:

Title:

[Signature Page to Celsius Holdings, Inc.

Investors’ Rights Agreement]

SCHEDULE A

Investors

Charmnew Limited

Address:

7/F, Cheung Kong Center,

2 Queen’s Road Central, Hong Kong

Phone Number: +852 21288888

Fax Number: +852 21288001

Email: ezra.pau@ckh.com.hk / eirene.yeung@ckh.com.hk

Attention: Ms. Ezra Pau/Ms. Eirene Yeung

Grieg International Limited

Address: 29th Floor, Harbour Centre,

25 Harbour Road,

Wanchai, Hong Kong

Phone Number: +852 21863873

Fax Number: +852 37411011

Email: jason.wong@horizons.com.hk / raymond.ng@horizons.com.hk

chris.lai@horizons.com.hk

Attention: Jason Wong

[Others to be updated]

SCHEDULE B

Key Holders

CD Financial LLC

Address

Phone Number

Fax Number

Email]

CDS Ventures of South Florida LLC

Address

Phone Number

Fax Number

Email]

EXHIBIT C

Form of Certificate from the Secretary certifying the Articles of Incorporation and bylaws of the Company, the resolutions adopted by the directors and stockholders of the Company in connection with this Agreement and the transactions contemplated herby, and the incumbency of certain officers of the Company.

Celsius, Inc. • 2424 North Federal Highway • Suite 208 • Boca Raton, Florida 33431

Office: 561.276.2239 • Fax: 561.276.2268 • www.celsius.com

CELSIUS HOLDINGS, INC.

OFFICER’S CERTIFICATE

The undersigned hereby certifies that he is the duly elected, qualified and acting Secretary of Celsius Holdings, Inc., a Nevada corporation (the “Company”), and that as such he is authorized to execute and deliver this certificate in the name and on behalf of the Company, and further certifies in his official capacity, in the name and on behalf of the Company, the items set forth below.

1.	Attached hereto as Exhibit A is a true, correct and complete copy of resolutions duly adopted at a meeting of the Board of Directors of the Company held on April 16, 2015, and a true, correct and complete copy of resolutions adopted by the written consent of the holders of capital stock having a majority of the issued and outstanding voting rights of the Company. The resolutions contained in Exhibit A have not in any way been amended, modified, revoked or rescinded, have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect.

2.	Attached hereto as Exhibit B is a true, correct and complete copy of the Articles of Incorporation of the Company, together with any and all amendments thereto, and no action has been taken to further amend, modify or repeal such Articles of Incorporation, the same being in full force and effect in the attached form as of the date hereof

3.	Attached hereto as Exhibit C is a true, correct and complete copy of the Bylaws of the Company and any and all amendments thereto, and no action has been taken to further amend, modify or repeal such Bylaws, the same being in full force and effect in the attached form as of the date hereof.

4.	Each person listed below has been duly elected or appointed to the position(s) indicated opposite his name and is duly authorized to sign the Agreement and any related documents on behalf of the Company, and the signature appearing opposite such person’s name below is such person’s genuine signature.

Name	Position	Signature

Gerry David	President and CEO

IN WITNESS WHEREOF, the undersigned has executed this certificate as of April 16, 2015.

John Fieldly, Secretary

Celsius Holdings, Inc.

Officer’s Certificate

EXHIBIT A

Resolutions

Celsius Holdings, Inc.

Officer’s Certificate

EXHIBIT B

Articles of Incorporation

Celsius Holdings, Inc.

Officer’s Certificate

EXHIBIT C

Bylaws

EXHIBIT D

GUTIERREZ BERGMAN BOULRIS PLLC, COUNSEL FOR THE COMPANY, AN OPINION, dated AS OF THE CLOSING, IN SUBSTANTIALLY THE FORM OF AGREEMENT

Celcius, Inc. • 2424 North Federal Highway • Suite 208 • Boca Raton, Florida 33431
Office: 561.276.2239 • Fax: 561.276.2268 • www.celcius.com

ATTORNEYS AT LAW

April 20, 2015

Investors listed on Schedule 1.2 to

the Purchase Agreement

Re:	Common Stock Purchase Agreement dated April 20, 2015 (the “Purchase Agreement”) by and among Celsius Holdings, Inc. and the investors listed on Schedule 1.2 to the Purchase Agreement (the “Purchasers”)

Ladies and Gentlemen:

We are counsel to Celsius Holdings, Inc., a Nevada corporation (the “Company”) and its wholly-owned subsidiaries, Celsius Inc., a Nevada corporation, Celsius Products Holdings, Inc., a Florida corporation and Celsius Netshipments, Inc., a Florida corporation (individually, a “Subsidiary” and collectively, the “Subsidiaries”). We deliver this opinion pursuant to Section 1.4(l) of the Purchase Agreement. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement.

A.	Basis Of Opinion.

In connection with this opinion, we have examined such documents and obtained such factual information as we believe necessary to give the opinions set forth herein, including the following:

1.	the Purchase Agreement, as executed by the Company and the Purchasers;

2.	the Investors’ Rights Agreement, as executed by the Company, the Purchasers and the other shareholders of the Company who are party thereto;

3.	the Secondary Convertible Promissory Note Purchase Agreement, as executed by CDS Ventures of South Florida, LLC, certain of the Purchasers and the Company;

4.	the Indemnification Agreements, as executed by the Company and the directors designated by the Purchasers;

5.	the Amendment to Loan and Security Agreement, as executed by the Company and CD Financial, LLC;

Gutiérrez Bergman Boulris, PLLC

100 Almeria Ave, Suite 340 | Coral Gables, FL 33134

Office: (305) 358-5100 | Fax: (888) 281-1829

April 20, 2015

6.	the Amended and Restated Promissory Note, as executed by the Company in favor of CD Financial, LLC;

7.	the certificate of the President and Chief Executive Officer of the Company, executed and delivered pursuant to Section 1.4(c) of the Purchase Agreement;

8.	the certificate of the Secretary of the Company executed and delivered pursuant to Section 1.4(h) of the Purchase Agreement including the exhibits thereto;

9.	a certificate of the Secretary of State of the state of incorporation of the Company and each Subsidiary, attesting to the incorporation and good standing of the Company and each Subsidiary, as the case may be, in such state; and

10.	such other documents and matters of law as we have considered necessary or appropriate for the expression of the opinions contained herein.

For the purpose of this opinion, the documents in Items 1 through 6 above are referred to collectively as the “Transaction Documents” and all the documents and information referred to above, inclusively, are collectively referred to herein as the “Documents.”

B.	Assumptions.

In rendering the following opinions, we have also relied, with your permission and without investigation, as to factual matters which affect our opinions, on the statements, representations and warranties contained in the Documents.

We have made no investigations of the facts or law underlying the foregoing assumptions, and you have not requested us to do so, but we wish to advise you that nothing has come to our attention which would provide us with actual knowledge that we are not justified in making such assumptions.

Gutiérrez Bergman Boulris, PLLC

100 Almeria Ave, Suite 340 | Coral Gables, FL 33134

Office: (305) 358-5100 | Fax: (888) 281-1829

April 20, 2015

In rendering the opinions set forth herein, we have relied, without investigation, on each of the following assumptions: (a) the legal capacity of each natural person to take all actions required of each such person in connection with the transaction contemplated by the Purchase Agreement (the “Transaction”); (b) the legal existence of each party to the Documents other than the Company and the Subsidiaries; (c) the power of each party to the Documents other than the Company and the Subsidiaries, to execute, deliver and perform all Documents executed and delivered by such party and to do each other act done or to be done by such party; (d) the authorization, execution and delivery by each party, other than the Company and the Subsidiaries, of each Document executed and delivered or to be executed and delivered by such party; (e) the legality, validity, binding effect and enforceability as to each party, other than the Company and the Subsidiaries, of each Document executed and delivered by such party or to be executed and delivered and of each other act done or to be done by such party; (f) there have been no undisclosed modifications of any provision of any Document reviewed by us in connection with the rendering of this opinion letter and no undisclosed prior waiver of any right or remedy contained in the Transaction Documents; (g) the genuineness of each signature, the completeness of each document submitted to us, the authenticity of each document reviewed by us as an original, the conformity to the original of each document reviewed by us as a copy and the authenticity of the original of each document received by us as a copy; (h) the truthfulness of each statement as to all factual matters otherwise not known to us to be untruthful contained in any document encompassed within the diligence review undertaken by us; (i) each certificate or other document issued by a public authority is accurate, complete and authentic as of the date of the opinion, and all official public records (including their proper indexing and filing) are accurate and complete; (j) each recipient of this opinion letter has acted in good faith, without notice of any defense against enforcement of rights created by, or adverse claim to any property or security interest transferred or created as part of, the Transaction, and has complied with all laws applicable to it that affect the Transaction; (k) the Transaction and the conduct of the parties to the Transaction comply with any requirement of good faith, fair dealing and conscionability; (1) routine procedural matters such as service of process or qualification to do business in the relevant jurisdiction(s) will be satisfied by the parties seeking to enforce the Transaction Documents; (m) agreements (other than the Transaction Documents as to which opinions are being given) and judgments, decrees and orders reviewed in connection with rendering the opinions will be enforced as written; (n) no action, discretionary or otherwise, will be taken by or on behalf of the Company in the future that might result in a violation of law or otherwise constitute a breach or default under the Purchase Agreement (or any other document related thereto) or under any applicable court order; (o) there are no agreements or understandings among the parties, written or oral, and there is no usage of trade or course of prior dealing among the parties that would, in either case, define, supplement, modify or qualify the terms of the Transaction Documents or the rights of the parties thereunder; and (p) with respect to the Transaction and the Transaction Documents, including the inducement of the parties to enter into and perform their respective obligations thereunder, there has been no mutual mistake of fact or undue influence and there exists no fraud or duress.

C.	Opinions.

Based on the foregoing, and subject to the qualifications set forth below, it is our opinion that:

1.          The Company and each Subsidiary is an entity duly formed and validly existing under the laws of the state of its formation and is in good standing under such laws. The Company and each Subsidiary has requisite corporate power to own, lease and operate their respective properties and to conduct their respective businesses as presently conducted.

2.          The Company has the requisite corporate power and authority to execute, deliver and perform all of its obligations under the Transaction Documents to which it is a party, including, without limitation, the issuance of the Common Stock and the Note Conversion Shares in accordance with the terms thereof. The execution and delivery of the Transaction Documents by the Company, and the consummation of the transactions contemplated therein (including, without limitation, the issuance of the Common Stock and the Note Conversion Shares) have been duly authorized by the Board of Directors of the Company, and except as contemplated by the Purchase Agreement, no further consent or authorization of the Company, its Board of Directors or shareholders, is required therefor. The Transaction Documents have been duly executed and delivered by the Company. The Transaction Documents constitute valid and binding agreements or obligations of the Company, enforceable against the Company, in accordance with their respective terms.

Gutiérrez Bergman Boulris, PLLC

100 Almeria Ave, Suite 340 | Coral Gables, FL 33134

Office: (305) 358-5100 | Fax: (888) 281-1829

April 20, 2015

3.          The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby, including, without limitation, the issuance of the Common Stock and the Note Conversion Shares, and the compliance by the Company with the terms thereof (a) do not and will not result in a violation of, or constitute a default (or an event which, with the giving of notice or lapse of time or both, constitutes or would constitute a default) under, or give rise to any right of termination, cancellation or acceleration under, (i) the articles or certificate of incorporation or bylaws of the Company, (ii) any other agreement, note, lease, mortgage, deed or other instrument to which the Company is a party or by which the Company is bound or (iii) any applicable statute, law, rule or regulation or any order, writ, injunction or decree of the United States, the State of Nevada, the State of New York or the State of Florida, applicable to the Company and (b) do not and will not result in or require the creation of any lien, security interest or other charge or encumbrance (other than pursuant to the Transactions Documents) upon or with respect to any of its respective properties.

4.          When so issued, the Common Stock and the Note Conversion Shares will be duly authorized and validly issued, fully paid and non-assessable, and all of the foregoing will be free of any all liens and charges and preemptive or similar rights contained in the Company’s Articles of Incorporation or Bylaws or any agreement, note, lease, publicly filed mortgage deed or other instrument to which the Company is a party or by which the Company is bound. The Common Stock and the Note Conversion Shares have been duly and validly authorized and reserved for issuance by all proper corporate action.

5.          Assuming the accuracy of the representations and warranties made by each of the Purchasers in the Purchase Agreement, the offer and sale of the Common Stock and the Note Conversion Shares in accordance with the Transaction Documents constitute transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).

6.          No authorization, approval, consent, filing or other order of any federal or state governmental body, regulatory agency, self-regulatory organization or stock exchange or market, or the shareholders of the Company, or any court or to our knowledge, any third party, is required to be obtained by the Company to enter into and perform its obligations under the Transaction Documents, or for the issuance and sale of the Common Stock and the Note Conversion Shares in accordance with the Transaction Documents or for the exercise of any rights and remedies under any Transaction Documents, other than filings which may be required under federal and state securities laws.

Gutiérrez Bergman Boulris, PLLC

100 Almeria Ave, Suite 340 | Coral Gables, FL 33134

Office: (305) 358-5100 | Fax: (888) 281-1829

April 20, 2015

7.          To our knowledge, no action, suit, proceeding, inquiry or investigation before or by any court, public board or body or any governmental agency or self-regulatory organization is pending or threatened against the Company or any of its properties or assets.

8.          Neither the Company nor any Subsidiary is an “investment company” or any entity controlled by an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

D.	Comments, Assumptions, Limitations, Qualifications and Exceptions.

The opinions expressed in Section C above are based upon and subject to, the further comments, assumptions, limitations, qualifications and exceptions set forth below:

1.          As used herein, the phrases “known to us,” “to our knowledge” or similar phrases refers only to the actual knowledge of attorneys within our firm who have given substantive attention to the Company, and does not (a) include constructive notice of matters or information, or (b) except for our conversations with certain officers and directors and our review of the Documents, imply that we have undertaken any independent investigation with any persons outside of our firm. Furthermore, such reference means only that we do not know of any fact or circumstance contradicting the statement that follows, and does not imply that we know the statement to be correct.

2.          No opinion is expressed as to the enforceability of the obligations of the Company under the Transaction Documents to the extent that enforceability of the rights, obligations and agreements and remedies thereunder are subject to, affected or limited by: (a) rights of the United States of America under the Federal Tax Lien Act of 1966; (b) applicable liquidation, conservatorship, bankruptcy, insolvency, moratorium, fraudulent conveyance, reorganization or similar debtor relief laws from time to time in effect under state and federal law; (c) general principles of equity (whether considered in a proceeding in equity or at law); (d) the exercise of the discretionary powers of any court or other authority before which may be brought any proceeding seeking equitable remedies, including, without limitations, specific performance and injunctive relief; (e) public policy or other applicable limitations on indemnification or contribution under the federal securities laws; or (f) other applicable laws and court decisions that may limit or render unenforceable certain rights and remedies of Purchasers provided in the documents about which we opine, but that do not, in our judgment, make such documents inadequate for the ultimate practical realization of the benefits intended to be provided thereby, though they may result in delays (and we express no opinion as to the economic consequences, if any, of any such delays).

3.          We are licensed to practice law in the States of Florida and New York. Accordingly, the opinions expressed herein are specifically limited to the laws of the States of Florida and New York, the Nevada General Corporation Law, and the federal laws of the United States of America.

Gutiérrez Bergman Boulris, PLLC

100 Almeria Ave, Suite 340 | Coral Gables, FL 33134

Office: (305) 358-5100 | Fax: (888) 281-1829

April 20, 2015

4.          No opinion is expressed herein with respect to any provision of the Transaction Documents that: (a) purports to excuse a party from liability for the party’s own acts; (b) purports to make void any act done in contravention thereof; (c) purports to authorize a party to act in the party’s sole discretion or purports to provide that determination by a party is conclusive; (d) requires waivers or amendments to be made only in writing; (e) purports to effect waivers of constitutional, statutory or equitable rights or the effect of applicable laws, waivers of any statute of limitations or waivers of broadly or vaguely stated rights, of unknown future defenses or of rights to damages; (f) imposes or permits: (i) the appointment of a receiver, (ii) penalties, (iii) indemnification for gross negligence, willful misconduct or other wrongdoing,(iv) confessions of judgment, or (v) rights of self-help, or forfeiture: (g) purports to limit or alter laws requiring mitigation of damages; (h) concerns choice of forum, consent or submission to the personal or subject matter jurisdiction of courts, venue of actions or means of service of process, waivers of rights to jury trials, and agreements regarding arbitration; (i) purports to reconstitute the terms thereof as necessary to avoid a claim or defense of usury; (j) purports to require a party thereto to pay or reimburse attorneys’ fees incurred by another party, or to indemnify another party therefor, which provisions may be limited by applicable statutes and decisions relating to the collection and award of attorneys’ fees; (k) relates to the evidentiary standards or other standards by which the Transaction Documents are to be construed, including, but not limited to, provisions that attempt to change or waive rules of evidence or fix the method or quantum of proof to be applied in litigation or similar proceedings; (1) prohibits or unreasonably restricts: (i) competition, (ii) the solicitation or acceptance of customers, business relationships or employees, (iii) the use or disclosure of information, or (iv) activities in restraint of trade; (m) enumerates that remedies are not exclusive or that a party has the right to pursue multiple remedies without regard to other remedies elected or that all remedies are cumulative; (n) constitutes severability provisions; (o) permits the exercise, under certain circumstances, of rights without notice or without providing opportunity to cure failures to perform; (p) purports to create rights to setoff otherwise than in accordance with applicable law; (q) contains a blanket prohibition on assignments or a specific prohibition on assignment of payments due or to come due; or (r) purports to entitle any party to specific performance of any provision thereof.

5.          Although we have acted as counsel to the Company in connection with certain other matters, our engagement is limited to certain matters about which we have been consulted. Consequently, there may exist matters of a legal nature involving the Company in connection with which we have not been consulted and have not represented the Company.

6.          The opinions set forth herein are based in part upon the federal and state authorities as they are currently compiled and reported on by customary reporting services. It is possible that legislation affecting the opinions expressed herein may have been enacted into law that are not reflected in such reporting services. We are not currently aware of the passage of any such legislation. However, it is not possible for us to know with certainty as of the date of this letter whether any such legislation may have been passed into law.

7.          This opinion letter is limited to the matters stated herein and no opinions may be implied or inferred beyond the matters expressly stated herein.

Gutiérrez Bergman Boulris, PLLC

100 Almeria Ave, Suite 340 | Coral Gables, FL 33134

Office: (305) 358-5100 | Fax: (888) 281-1829

April 20, 2015

8.          The opinions expressed herein are as of the date hereof and we assume no obligation to update or supplement such opinions to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

This opinion letter has been issued solely for the benefit of the Purchasers, and no other party shall be entitled to rely hereon without the express written consent of this firm. Without our prior written consent in each instance, this opinion letter may not be quoted in whole or in part or otherwise referred to in any document or report and may not be furnished to any person or entity.

Very truly yours,

Gutiérrez Bergman Boulris, P.L.L.C.

Gutiérrez Bergman Boulris, PLLC

100 Almeria Ave, Suite 340 | Coral Gables, FL 33134

Office: (305) 358-5100 | Fax: (888) 281-1829

SCHEDULE 2.1c

SUBSIDIARY OR SUBSIDIARIES

Celsius Holdings, Inc. (incorporated under the laws of the State of Nevada)

(All companies, listed below, are 100% owned by Celsius Holdings, Inc.)

Celsius Inc. (sub of Celsius Holdings, Inc.) (incorporated under the laws of the State of Nevada)

Celsius Products Holding, Inc. (sub of Celsius Holdings, Inc.) - not active currently (incorporated under the laws of the State of Florida)

Celsius Netshipments (sub of Celsius Holdings) (incorporated under the laws of the State of Florida)

SCHEDULE 2.1c (i)

As of April 15th 2015

75,000,000 shares of Common Stock Authorized, $0,001 par value per share (post authorized increase)

2,500,000 shares of Preferred Stock Authorized, $0,001 par value per share

20,459,032 shares of Common Stock Outstanding as of 3/31/2015

2,200 shares of Preferred Stock Outstanding as of 3/31/2015

Each Series C Share of Series C Preferred Valued at $1,000 is convertible into Common Stock at $0.52, each preferred share accrues interest at 6% payable in additional preferred shares. As of 12/31/14 accrued interest totals $180,403 available to be converted to additional Series C Preferred shares.

As of 3/31/15 a $1,500,000 Convertible Note is outstanding and is available to be converted at $0.30 per share or 5,000,000 shares of Common Stock and accrues interest at 6% payable quarterly.

As of 3/31/15 the company has 4,192,194 options outstanding; in addition upon execution of this agreement, the Company will issue a total of 406,500 options to D3M. The options base strike price will be based on the 10 day average upon execution of this agreement, 1/3 of the options or 135,500 shares will be issued at the base strike price plus 20%, 1/3 options or 135,500 shares will be issued at the at base price plus 40%, and 1/3 options or 135,500 shares will be issued at the base price plus 60%.

Celsius, Inc. • 2424 North Federal Highway • Suite 208 • Boca Raton, Florida 33431

Office: 561.276.2239 • Fax: 561.276.2268 • www.celsius.com

SCHEDULE 2.1c (iv)

OUTSTANDING INVESTOR RIGHTS AGREEMENTS

1)	Reference is made to that certain Registration Rights Agreement, dated as of August 8, 2008 between Celsius Holdings, Inc. and CDS Ventures of South Florida, LLC.
2)	Reference is made to that certain Registration Rights Agreement, dated as of December 12, 2008 between Celsius Holdings, Inc. and CDS Ventures of South Florida, LLC.

*The aforementioned Registration Rights Agreements are terminated at Closing.

SCHEDULE 2.1 (c )(v)

All agreements related to the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock and any convertible securities, including convertible note agreements

Series A Preferred Stock:

Stock Purchase Agreement: file (Series A Conv Preferred Stock Purchase Agreement)

Certificate of Designation: file (Series A Conv Preferred Stock Designation)

Registration Rights Agreement: file (Series A Conv Preferred Stock Registration Rights Agreement) Amendment: file (Series A Conv Preferred Stock Amendment, dated December 12 2008)

Conversion Documents: file (Series A Conv Preferred Stock Conversion March 10 2010)

Series B Preferred Stock:

Stock Purchase Agreement: file (Series B Conv Preferred Stock Purchase Agreement)

Certificate of Designation: file (Series B Conv Preferred Stock Designation)

Registration Rights Agreement: file (Series B Conv Preferred Stock Registration Rights Agreement)

Conversion Documents: file (Series B Conv Preferred Stock Conversion 12.23.09)

Series C Preferred Stock:

Stock Purchase Agreement: file (Series C Conv Preferred Stock Purchase Agreement)

Certificate of Designation: file (Series C Conv Preferred Stock Designation)

Series D Preferred Stock:

Certificate of Designation: file (Series D Conv Preferred Stock Designation)

Celsius, Inc. • 2424 North Federal Highway • Suite 208 • Boca Raton, Florida 33431

Office: 561.276.2239 • Fax: 561.276.2268 • www.celsius.com

2.1 (c) (v) – Convertible notes and related agreements

SCHEDULE 2.1 (m) (i)(ii)

Employment Agreements

Outstanding Employment Agreements and Other Agreements

Gerry David CEO

John Fieldly CFO

Sandy Telsaint Controller

Mike Hopf VP International Sales

Pending Marketing Agreement with D3M for $350,000 plus 406,500 option in relation to a marketing contractor consulting agreement

Pending dividends associated with the Preferred C Shares are issued quarterly and are eligible to be converted into additional Preferred C Shares.

Schedule 2.1(m)(iii)

Sales representatives, distributors, or other third parties selling the Company’s products International - 3/31/15

•	People’s Choice - Exclusive Sweden, Norway, Finland, Denmark, Switzerland
o	Negotiating addition of Estonia, Latvia, Lithuania
•	Latco Beverages - Exclusive Brazil, Argentina, Paraguay, Uruguay
•	UAE International Investments LCC (UII) - Exclusive UAE, Kuwait, Qatar, Saudi Arabia, Oman, Bahrain, Lebanon
o	Negotiating Turkey, Cyprus, Iraq
•	McGovern Capital LLC - as of 12/8/14:
•	Exclusive Antigua, Aruba, Bahamas, Barbados, Cayman Islands, China, Colombia, Costa Rica, Curacao, Dominican Republic, Jamaica, Japan, Mexico, Panama, Puerto Rico, St. Lucia, St. Maarten, Trinidad, United Kingdom, Venezuela
•	Trigger Territories (first right of refusal) - Canada, Chile, Croatia, Ecuador, India, Indonesia, Ireland, Israel, Kazakhstan, Malaysia, Peru, Russia, Serbia, South Africa, South Korea, Vietnam

•	Triangle Cedarberry LTD (Premier Distributors LTD) - Exclusive Bermuda
•	Peacefield Investments - Exclusive Nigeria (terminating)
•	Bevaso GmbH (Marcus Mayenschein, our EU consultant) - non exclusive representative agreement paid only on revenues from strategic partners introduced by the representative.
o	Territory - EU (Austria, Belgium, Bulgaria, Croatia, Cyprus, Czech Republic, Estonia, France, Germany, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, Netherlands, Poland, Portugal, Romania, Slovakia, Slovenia, Spain

Celsius, Inc. • 2424 North Federal Highway • Suite 208 • Boca Raton, Florida 33431

Office: 561.276.2239 • Fax: 561.276.2268 • www.celsius.com

Domestic – Distribution Agreements Listed Below

NAME	LOCATION	REGION COVER	COMMENTS
American Fitness Wholesalers Distribution	Tempe, AZ	Tempe, AZ, NV
Creative Drinks	Ceres, CA	CA	Contract on File
Haralambos	City of Industry, CA	CA	Contract on File - Exclusive to Los Angeles/Santa Barbara
Kimball Distributing (KDI)	Grand Prairie, TX	Metro Dallas	Contract on File
Kingdom Nutrition	Hutto, TX	Houston
Reliant Foodservice	Temecula, CA	Temecula, CA
Seacoast Distributors	San Diego, CA	CA
Statewide Distributors	Poway, CA	CA	Contract on File
TNT Distributing	Murfreesboro, TN	TN	Fitness Distributor

Polar Distributors - HQ	Worcester, MA	New England Territory w/sub distributors below	Contract on File - Exclusive to New England Territory
Bellavance	Nashua, NH
Federal Distributors	Lewiston, ME
National Distributors	So. Portland, ME
New Hampshire Distributors	Concord, NH
Northeast Beverage	West Greenwich, Rl
Polar	North Haven, CT
Polar	Worcester, MA
Polar	Portsmouth, NH
Polar	Avon, MA
Maine Distributors inc.	Bangor, ME
Island Food Products	Vineyard Haven, MA
B & E Juice	Bridgeport, CT

AFW Mass	Worcester, MA		Fitness
Blast Brand Management, Inc	Tamarac, FL	So Florida
Europa	Charlotte, NC	National - Gym/Health Clubs/Nutrition
House of Beers Wholesale, LLC	Omaha, NE	Omaha
Lone Star - FL DC	Pompano Beach, FL	National - Gym/Health Clubs/Nutrition	Contract on File
Lone Star - NY Sales Office	Franklin Square	National - Gym/Health Clubs	Contract on File
NYB Distribution	Jericho, NY	Long Island NY, Manhattan NY, NewJersey
Pointe Dairy Services	Troy, Mi	Detroit
Powershack	Biloxi, MS	Mississippi
ZT Wholesale	Milwaukee, Wl	Milwaukee	Contract on File
Emergent Health Corp. (MLM GROUP)	Boca Raton, FL		Contract on File

C&S Wholesale Grocers	Seacaucus, NJ	Winn Dixie/BiLo
McLane (Wholesale)	Temple, TX	Race Trac C-Stores/Gate C-Stores	Contract on File
UNFI - Select Nutrition (Wholesale)	Providence, Rl	PA, CA	Contract on File
Natures Best	Los Angeles, CA	Sprouts	KeHe in process of purchasing NB
Unified Grocers	Sacramento, CA	Raleys

Celsius, Inc. • 2424 North Federal Highway • Suite 208 • Boca Raton, Florida 33431

Office: 561.276.2239 • Fax: 561.276.2268 • www.celsius.com

SCHEDULE 2.1 (n)(i)

Affiliates

As of the date of this agreement, there are no agreements, understandings or between Company and any of its officers, directors, any members of their immediate families, or any Affiliated of the foregoing, other than what has been described in the notes to the Financial Statements and debt per 2.1(n)(ii).

SCHEDULE 2.1 (o)

Registration Rights Agreements

OUTSTANDING INVESTOR RIGHTS AGREEMETNS

1)	Reference is made to that certain Registration Rights Agreement, dated as of August 8, 2008 between Celsius Holdings, Inc. and CDS Ventures of South Florida, LLC.
2)	Reference is made to that certain Registration Rights Agreement, dated as of December 12, 2008 between Celsius Holdings, Inc. and CDS Ventures of South Florida, LLC.

  *The aforementioned Registration Rights Agreements are terminated at Closing.

Celsius, Inc. • 2424 North Federal Highway • Suite 208 • Boca Raton, Florida 33431

Office: 561.276.2239 • Fax: 561.276.2268 • www.celsius.com